Exhibit 10.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

By and among

AV Homes, Inc., a Delaware corporation (the “Company”)

and

TPG Aviator, L.P., a Delaware limited partnership (the “Investor”)

DATED AS OF JUNE 19, 2013

i

	4.28	General Solicitation	18

	4.29	Offering; Exemption	18

	4.30	No Integrated Offering	18

5.	Representations and Warranties of the Investor		18

	5.1	Organization	18

	5.2	Authorization; Enforceability	19

	5.3	Consents	19

	5.4	No Default or Violation	19

	5.5	Private Placement	19

	5.6	Financial Capability	21

	5.7	Ownership of Company Securities	21

6.	Conditions to the Investor’s Obligations at Closing		21

	6.1	Certificate of Designation	21

	6.2	Qualification Under State Securities Laws	21

	6.3	NASDAQ Requirements	22

	6.4	Representations and Warranties	22

	6.5	Performance	22

	6.6	Stockholders Agreement	22

	6.7	Management Services Agreement	22

	6.8	Rights Agreement	22

	6.9	Board of Directors	22

	6.10	Executive Committee	23

	6.11	Employment	23

	6.12	No Legal Bar	23

7.	Conditions to the Company’s Obligations at Closing		23

	7.1	Qualification Under State Securities Laws	23

	7.2	NASDAQ Requirements	23

	7.3	Representations and Warranties	23

	7.4	Performance	23

	7.5	Stockholders Agreement	24

	7.6	Management Services Agreement	24

	7.7	No Legal Bar	24

8.	Covenants		24

	8.1	Commercially Reasonable Efforts; Notices and Consents	24

ii

	8.2	Operation of the Business	24

	8.3	Stockholder Approvals; Proxy Statement	25

	8.4	NASDAQ Listing of Shares	25

	8.5	Reservation of Common Stock; Issuance of Shares of Common Stock	26

	8.6	Transfer Taxes	26

	8.7	Public Disclosure	26

	8.8	Tax Related Covenants	26

	8.9	Further Assurances	27

	8.10	Lock-Up Period	27

	8.11	Confidentiality	27

	8.12	Standstill	27

9.	Miscellaneous		28

	9.1	Governing Law	28

	9.2	Jurisdiction; Enforcement	28

	9.3	Survival	29

	9.4	Successors and Assigns	29

	9.5	No Third-Party Beneficiaries	29

	9.6	No Personal Liability of Directors, Officers, Owners, Etc.	29

	9.7	Entire Agreement	29

	9.8	Notices	30

	9.9	Delays or Omissions	30

	9.10	Termination	30

	9.11	Amendments and Waivers	31

	9.12	Counterparts	31

	9.13	Severability	31

	9.14	Titles and Subtitles; Interpretation	31

	9.15	Disclosure Letter	32

	9.16	Certain Disclaimers	32

iii

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT is entered into as of June 19, 2013, by and among AV Homes, Inc., a Delaware corporation (the “Company”), and TPG Aviator, L.P., a Delaware limited partnership (the “Investor”).

WHEREAS, on the terms and conditions set forth in this Agreement, the Company desires to sell, and the Investor desires to purchase, shares of the Company’s Series A Contingent Convertible Cumulative Redeemable Preferred Stock, par value $0.10 per share (the “Series A Preferred Stock”), and shares of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”);

WHEREAS, in connection with such purchase and sale, the Company and the Investor desire to make certain representations and warranties and enter into certain agreements; and

WHEREAS, in connection with such purchase and sale, the Company and the Investor will execute and deliver at the Closing (as such term is defined below), among other things, a Stockholders Agreement in the form attached as Exhibit A (the “Stockholders Agreement”), and the Company and TPG Capital, L.P. will execute and deliver at the Closing a Management Services Agreement in the form attached as Exhibit B (the “Management Services Agreement” and together with this Agreement, the Stockholders Agreement, and any other agreement, certificate or other document to be entered into or delivered pursuant to the terms hereof or in connection herewith, the “Transaction Documents”).

NOW THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth in this Agreement, and intending to be legally bound by this Agreement, the Company and the Investor agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, including, with respect to the Investor, any Affiliated Fund of the Investor; provided, however, that in no event shall (a) any of the portfolio companies in which the Investor’s Affiliates have an investment, or (b) the Company, any of its Subsidiaries, or any of the Company’s other controlled Affiliates be deemed to be Affiliates of the Investor for purposes of this Agreement; and provided, further, that no investment bank shall be deemed to be an “Affiliate” of the Investor for purposes of this Agreement solely as a result of employing or having as a partner a member of the Board.

“Affiliated Fund” shall mean, in the case of the Investor, each corporation, trust, limited liability company, general or limited partnership, or other Person with whom the Investor is under common control or to which the Investor or an Affiliate of the Investor is the investment adviser.

1

“Agreement” shall mean this Securities Purchase Agreement, as it may be amended, restated, or otherwise modified from time to time, together with all exhibits, schedules, and other attachments thereto.

“Certificate of Incorporation” shall have the meaning set forth in Section 4.1.

“Board” shall mean the Board of Directors of the Company.

“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York generally are authorized or obligated by Law, regulation or executive order to close.

“Bylaws” shall have the meaning set forth in Section 4.1.

“Closing” shall have the meaning set forth in Section 3.

“Closing Date” shall have the meaning set forth in Section 3.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall have the meaning set forth in the recitals of this Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Intellectual Property” shall mean all Intellectual Property that is used in connection with, and is material to the business of the Company and its Subsidiaries and all Intellectual Property owned by the Company and its Subsidiaries.

“Conversion Rights” shall have the meaning set forth in Section 4.4.

“Environmental Law” shall mean any federal, state or local Law, statute, ordinance, rule or regulation relating to the (i) preservation, protection, conversation, pollution, contamination of, or releases or threatened releases of Hazardous Substances into the air, surface water, ground water or land or the clean up, abatement, removal, remediation or monitoring of such pollution, contamination or Hazardous Substances; (ii) generation, recycling, reclamation, handling, treatment, storage, disposal or transportation of Hazardous Substances or solid waste and (iii) the safety or health of employees or other Persons related to exposure to Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601–9675, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 5101–5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901–6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001–11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601–2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136–136y, the Clean Air Act, 42 U.S.C. Sections 7401–7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251–1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f- 300j–26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651–678, and any analogous state Laws, as any of the above may be amended from time to time and the regulations promulgated pursuant to each of the foregoing.

2

“Environmental Permit” shall mean any permit, license, approval or other authorization under any Environmental Law.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, and the rules and regulations promulgated by the SEC thereunder.

“Executive Committee” shall mean the executive committee of the Board, as contemplated by the Bylaws.

“Generally Accepted Accounting Principles” shall mean United States generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

“Governmental Authority” shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative.

“Hazardous Substance” shall mean any hazardous or toxic waste, substance or product or material defined or regulated by any applicable Environmental Law, including solid waste (as defined under the Resource Conservation and Recovery Act of 1976 or its regulations), petroleum and any radioactive materials and waste.

“Incidental Liens” shall mean (i) Liens for taxes, assessments, levies or other governmental charges (but not Liens for clean up expenses arising pursuant to Environmental Law) not yet due (subject to applicable grace periods) or that are being contested in good faith and by appropriate proceedings if, in each case, adequate reserves with respect to such Liens are maintained on the books of the Company in accordance with Generally Accepted Accounting Principles; (ii) carriers’, warehousemen’s, mechanics’, landlords’, vendors’, materialmen’s, repairmen’s, sureties’ or other like Liens arising in the ordinary course of business (or deposits to obtain the release of any such Lien) and securing amounts not yet due or that are being contested in good faith and by appropriate proceedings if, in the case of such contested Liens, adequate reserves with respect to such Liens are maintained on the books of the Company in accordance with Generally Accepted Accounting Principles; (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation; (iv) easements, rights-of-way, covenants, reservations, exceptions, encroachments, zoning and similar restrictions and other similar encumbrances or title defects, in each case incurred in the ordinary course of business that, in the aggregate, are not substantial in amount, and that do not in any case singly or in the aggregate materially detract from the value or usefulness of the Property subject to such Liens or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (v) bankers’ liens arising by operation of Law; (vi) Liens arising pursuant to any order of attachment, distraint or similar legal process arising in connection with any court proceeding the payment of which is covered in full (subject to customary deductibles) by insurance; (vii) inchoate Liens arising under ERISA to secure contingent liabilities of the Company; and (viii) rights of lessees and sublessees in assets leased by the Company or any Subsidiary not prohibited elsewhere in this Agreement.

3

“Indebtedness” shall mean, as to any Person, without duplication: (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of Property or services; (ii) any other indebtedness that is evidenced by a promissory note, bond, debenture or similar instrument; (iii) any obligation under or in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person; (iv) all capital lease obligations of such Person; (v) all indebtedness, liabilities, and obligations secured by any Lien on any Property owned by such Person even though such Person has not assumed or has not otherwise become liable for the payment of any such indebtedness, liabilities or obligations secured by such Lien; (vi) any obligation under or in respect of any hedging, swap, option, forward or other similar agreements and (vii) any guarantees of the foregoing liabilities and synthetic liabilities of such Person.

“Intellectual Property” shall mean any and all of the following arising under the Laws of the United States, any other jurisdiction or any treaty regime: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures and all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names and all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, mask works or moral rights, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (v) all computer software (including, without limitation, data and related documentation and except for any commercial “shrink-wrapped” software) and source codes, (vi) all other proprietary rights, (vii) all copies and tangible embodiments of the foregoing (in whatever form or medium) and (viii) all licenses or agreements in connection with the foregoing.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Knowledge of the Company” means the actual knowledge of one or more of Roger Cregg, Tina Johnston, Carl Mulac III, Dave Gomez, Sam Colgan, David Smith and Tim Little.

“Laws” shall have the meaning set forth in Section 4.16.

“Lien” shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract.

4

“Management Services Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Material Adverse Effect” means any change, development, occurrence or event (each, a “Company Effect”) that is or would reasonably be expected to be materially adverse to the business, continuing results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided that any such Company Effect resulting or arising from or relating to any of the following matters shall not be considered when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) any change, development, occurrence or event affecting the businesses or industries in which the Company and its Subsidiaries operate; (ii) any conditions in or changes affecting the United States general economy or the general economy in any geographic area in which the Company or its Subsidiaries operate or developments in the financial and securities markets and credit markets in the United States or elsewhere in the world; (iii) national or international political conditions and changes in political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments; (iv) any conditions resulting from natural disasters; (v) changes in any Laws or Generally Accepted Accounting Principles; (vi) changes in the market price or trading volume of Common Stock or any other equity, equity-related or debt securities of the Company or its Affiliates (it being understood that the underlying circumstances, events or reasons giving rise to any such change (to the extent provided for in this definition) can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (vii) any failure to meet any internal or public projections, forecasts, estimates or guidance for any period (it being understood that the underlying circumstances, events or reasons giving rise to any such failure (to the extent provided for in this definition) can be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (viii) actions or omissions of the Company expressly contemplated by the terms of this Agreement and (ix) the public disclosure of this Agreement or the transactions contemplated hereby; provided, however, that Company Effects set forth in clauses (i), (ii), (iii), (iv) and (v) above may be taken into account in determining whether there has been or is a Material Adverse Effect if and only to the extent such Company Effects have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the industries in which the Company or its Subsidiaries operate.

“NASDAQ” means the securities trading exchange operating under that name operated by NASDAQ OMX Group, Inc., including its Global Select Market, its Global Market and its Capital Market, as applicable to any specific securities.

“NASDAQ Stockholder Approval Rights” shall have the meaning set forth in Section 8.4.

“Person” shall mean any individual, association, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

5

“Plan” shall mean any employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) or any compensation or benefit plan, policy, agreement or arrangement, including without limitation, any employment, consulting, severance, termination, change in control, bonus, incentive, equity-based compensation, retention or other similar agreement, that the Company or any of its Subsidiaries, maintains, sponsors, is a party to, or with respect to which the Company or its Subsidiaries otherwise has or may have any liability.

“Preferred Stock” shall mean the Series A Preferred Stock.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Proxy Statement” shall have the meaning set forth in Section 8.4.

“Purchase Price” shall have the meaning set forth in Section 2.

“Q1 2013 Financial Statements” shall have the meaning set forth in Section 4.

“Real Property” shall mean any real Property owned, leased, sub-leased, licensed, or otherwise occupied or used by the Company or any of its Subsidiaries.

“SEC” shall mean the U.S. Securities and Exchange Commission or any other U.S. federal agency then administering the Securities Act or Exchange Act.

“SEC Reports” shall have the meaning set forth in Section 4.

“Securities” shall have the meaning set forth in Section 5.5(a).

“Securities Act” shall mean the U.S. Securities Act of 1933, and the rules and regulations of the SEC thereunder.

“Series A Certificate” shall have the meaning set forth in Section 6.1.

“Series A Preferred Stock” shall have the meaning set forth in the recitals of this Agreement.

“Stockholder Approval” shall have the meaning set forth in Section 4.2(a).

“Stockholders Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Stockholders Meeting” shall have the meaning set forth in Section 8.4.

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or other form of legal entity of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

6

“Tax” or “Taxes” shall mean (a) any taxes of any kind, including but not limited to any and all federal, state, local and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, recapture, environmental, escheat or unclaimed property obligation, customs duties, capital stock, franchise, branch, profits, license, withholding, payroll, social security, unemployment, disability, workers’ compensation, ad valorem, real property, personal property, abandoned property, sales, use, transfer, registration, production, value added, alternative or add-on minimum, estimated, or other similar taxes and any other charges, duties, fees, impositions or assessments (together with any and all interest, penalties and additions to tax imposed with respect thereto) imposed by any governmental or Tax authority, in each case whether or not disputed and (b) any liability for payment of any amounts of the types described in clause (a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any Tax sharing or allocation agreement, arrangement or understanding or as a result of being liable for Taxes for another person as a transferee or successor, by contract or otherwise.

“Tax Returns” mean any and all returns, declarations, claims for refund, tax shelter disclosure statements or information returns or statements, reports and forms relating to Taxes filed or required to be filed with any Tax authority (including any schedule or attachment thereto), including any amendment thereof.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NASDAQ.

“Transaction Documents” shall have the meaning set forth in the recitals of this Agreement.

2. Purchase and Sale of the Series A Preferred Stock and the Common Stock. On the terms and conditions set forth in this Agreement, at the Closing, the Investor will purchase from the Company, and the Company will issue, sell and deliver to the Investor as set forth on Schedule 1 (i) six hundred sixty five thousand, seven hundred fifty four and three tenths (665,754.3) shares of Series A Preferred Stock at $146.50 per share, for an aggregate purchase price of $97,533,004.95; and (ii) two million, five hundred fifty seven thousand, four hundred seventy four (2,557,474) shares of Common Stock, at $14.65 per share, for an aggregate purchase price of $37,466,994.10, for a total aggregate purchase price of $134,999,999.05 (the “Purchase Price”), such amount to be paid in full, in cash, to the Company at the Closing.

3. Closing. The consummation of the purchase and sale of the Series A Preferred Stock and the Common Stock and the other transactions contemplated by this Agreement (the “Closing”) shall, subject to the limitations set forth in Section 9.10, take place at the offices of Ropes & Gray LLP at 10:00 a.m. New York City time on the first date following June • , 2013 on which each of the conditions set forth in Sections 6 or 7 have previously been fulfilled or waived (other than those conditions that can be fulfilled only at the Closing), or at such other time and place as the Company and the Investor shall mutually agree (such date, the “Closing Date”). At the Closing, the Company shall deliver to the Investor book-entry shares representing

7

the number of shares of Series A Preferred Stock and Common Stock being purchased by the Investor against payment of the Purchase Price by wire transfer of immediately available funds to an account designated by the Company in advance of the Closing Date.

4. Representations and Warranties of the Company. The Company represents and warrants to the Investor that, except (i) as otherwise disclosed or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 or its other reports and forms filed with or furnished to the SEC under Sections 12, 13, 14 or 15(d) of the Exchange Act after December 31, 2012 (other than any forward looking disclosures set forth in any risk factor section or forward looking statement disclaimer and any other disclosure that is similarly nonspecific and predictive or forward looking in nature) and on or before the date of this Agreement (all such reports covered by this clause (i) collectively, the “SEC Reports”), (ii) as otherwise disclosed in the Company’s unaudited interim financial statements prepared in respect of the fiscal quarter ended March 31, 2013 (the “Q1 2013 Financial Statements”) attached to this Agreement as Exhibit D, and (iii) as set forth in the disclosure letter dated as of the date of this Agreement provided to the Investor separately:

4.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the state of its formation; has all requisite power and authority to own its properties and conduct its business as presently conducted; and is duly qualified to do business and in good standing in each state in the United States of America where its business requires such qualification, except where failure to be so duly qualified and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. True and accurate copies of the Company’s Certificate of Incorporation, as amended and as in effect as of the date hereof (the “Certificate of Incorporation”) and the Bylaws of the Company, as amended and as in effect as of the date hereof (the “Bylaws”), have been made available to the Investor.

4.2 Authorization; Enforceable Agreement.

(a) All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of each of the Transaction Documents, the performance of all obligations of the Company under each of the Transaction Documents, and the authorization, issuance (or reservation for issuance), sale, and delivery of (i) the Series A Preferred Stock being sold hereunder, (ii) the Common Stock being sold hereunder, (iii) the Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the terms of the Series A Certificate has been taken, and each of the Transaction Documents, when executed and delivered, assuming due authorization, execution and delivery by the Investor, constitutes and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to (A) the filing of the Series A Certificate with the Delaware Secretary of State pursuant to Section 6.1; (B) obtaining the affirmative vote of holders of a majority of the Common Stock present or represented and entitled to vote at a meeting of stockholders of the Company to approve the NASDAQ Stockholder Approval Rights (such affirmative vote, the “Stockholder Approval”) and (C) as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws affecting the enforcement of creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

8

(b) On or prior to the date of this Agreement, the Board has duly adopted resolutions (i) authorizing and approving each of the Transaction Documents and the transactions contemplated thereby (subject to the Stockholder Approval necessary to approve the Conversion Rights), (ii) adopting the Series A Certificate, and (iii) excluding the Investor and its Affiliates from the restrictions on transactions with interested stockholders under the Delaware General Corporation Law (the “DGCL”), including Section 203 of the DGCL.

4.3 Application of Takeover Protections. The Company and the Board have taken all necessary action, if any, in order to render inapplicable (to the maximum extent permitted by Law) any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Certificate of Incorporation, the Bylaws and the Laws of its state of incorporation that is or could become applicable to the Investor as a result of the consummation of the transactions contemplated by the Transaction Documents, including without limitation as a result of the Company’s issuance of the Series A Preferred Stock and the Common Stock to the Investor, the conversion of the Series A Preferred Stock, and the exercise of the Investor’s rights under the Series A Certificate and the Stockholders Agreement.

4.4 Governmental Consents. No material consent, approval, order, or authorization of or registration, qualification, declaration, or filing with, any federal, state, or local Governmental Authority on the part of the Company is required in connection with the offer, sale, or issuance of the Series A Preferred Stock, the Common Stock, or the Common Stock issuable upon conversion of the Series A Preferred Stock or the consummation of any other transaction contemplated by this Agreement, except for the following: (i) the filing of the Series A Certificate with the Delaware Secretary of State pursuant to Section 6.1; (ii) the compliance with other applicable state securities Laws, which compliance will have occurred within the appropriate time periods; (iii) the notification of the NASDAQ in connection with the issuance and sale of the Series A Preferred Stock and the Common Stock hereunder, and the Common Stock issuable upon conversion of the Series A Preferred Stock; (iv) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; and (v) only in the case of the issuance of the Common Stock issuable upon conversion of the Series A Preferred Stock, the approval by the holders of Common Stock of the conversion rights of the holders of Series A Preferred Stock set forth in Section 6 of the Series A Certificate (such rights, the “Conversion Rights”), pursuant to, and in accordance with the rules of the NASDAQ.

4.5 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 12,787,377 were issued and outstanding as of May 6, 2013, and 10,000,000 shares of Series A Preferred Stock authorized, none of which are issued or outstanding. All issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company will reserve that number of shares of Common Stock sufficient for issuance upon conversion of the Series A Preferred Stock being issued and sold pursuant to this Agreement. Other than as provided in the Transaction

9

Documents, there are no other outstanding rights, options, warrants, preemptive rights, rights of first offer, or similar rights for the purchase or acquisition from the Company of any securities of the Company, nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first offer. Except as otherwise provided in the Series A Certificate, there are no outstanding rights or obligations of the Company to repurchase or redeem any of its equity securities. The respective rights, preferences, privileges, and restrictions of the Series A Preferred Stock and the Common Stock are as stated in the Certificate of Incorporation (including the Series A Certificate). The Company does not have outstanding any shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.6 Subsidiaries. Section 4.6 of the disclosure letter sets forth a list of each of the Company’s Subsidiaries, including its name, and its jurisdiction of incorporation or formation. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Company’s Subsidiaries is validly existing and in good standing in its jurisdiction of incorporation or formation and is in good standing in all other jurisdictions in which it is qualified or authorized to do business (as customarily certified by the applicable governmental entity in respect of the entities registered in such jurisdictions). Except as would not reasonably be expected to have a Material Adverse Effect, all of the issued and outstanding shares of capital stock of each of the Company’s Subsidiaries are owned directly or indirectly by the Company, free and clear of all Liens (other than Incidental Liens), and are duly authorized and validly issued, fully paid and non-assessable and there is no subscription, option, warrant, call right, agreement or commitment relating to the issuance, sale, delivery, transfer or redemption by any of the Company’s Subsidiaries (including any right of conversion or exchange under any outstanding security or other instrument) of the capital stock of any of the Company’s Subsidiaries (other than any such subscription, option, warrant, call right, agreement or commitment in favor of the Company or its Subsidiaries).

4.7 Valid Issuance of Preferred and Common Stock. The Series A Preferred Stock being purchased by the Investor hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed in this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of any Liens or restrictions on transfer other than restrictions under the Transaction Documents, the Certificate of Incorporation and the Series A Certificate and under applicable state and federal securities Laws. The Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Series A Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of any Liens or restrictions on transfer other than restrictions on transfer under the Transaction Documents, the Certificate of Incorporation and under applicable state and federal securities Laws. The sale of the Series A Preferred Stock and Common Stock hereunder is not, and the subsequent conversion of the Series A Preferred Stock into Common Stock will not be, subject to any preemptive rights, rights of first offer or any anti-dilution provisions contained in the Company’s Certificate of Incorporation, Bylaws or any other agreement.

10

4.8 Financial Statements.

(a) The financial statements of the Company and its Subsidiaries on a consolidated basis for each of the periods (i) included or incorporated by reference in the SEC Reports and (ii) included in the Q1 2013 Financial Statements, fairly present in all material respects, in accordance with Generally Accepted Accounting Principles, as in effect on the date of the applicable SEC Report or, in the case of the Q1 2013 Financial Statements, as in effect on March 31, 2013, the financial condition and the results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated in such SEC Reports and in the Q1 2013 Financial Statements (except, in the case of unaudited statements, for the effect of normal year-end audit adjustments).

(b) The Company and its Subsidiaries do not have any liabilities or obligations (accrued, absolute, contingent or otherwise) that would be required under Generally Accepted Accounting Principles, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company, other than liabilities or obligations (i) reflected on, reserved against, or disclosed in the notes to, the Company’s unaudited consolidated balance sheet included in the Q1 2013 Financial Statements for the fiscal quarter ended March 31, 2013, (ii) that were incurred in the ordinary course of business since March 31, 2013 or (iii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.9 Reports.

(a) The Company has timely filed all reports required to be filed with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

(b) The SEC Reports, when they became effective or were filed with the SEC, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, in each case as in effect at such time, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements, in the light of the circumstances in which they were made, not misleading.

(c) Each director of the Company that is designated as “Independent” in the SEC Reports satisfies the requirements for independence under the Sarbanes-Oxley Act and the rules of the NASDAQ and a majority of the Company’s directors are so “Independent.”

(d) There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed or that has or otherwise would reasonably be expected to have a Material Adverse Effect.

11

(e) The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the individuals responsible for the preparation of the Company’s filings with the SEC and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Board’s Audit Committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

4.10 Absence of Changes. Since December 31, 2012, except as set forth in the Q1 Financial Statements or as contemplated by the Transaction Documents, or in connection with the Series A Certificate, there has not been:

(a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of its capital stock of the Company;

(b) any amendment of any term of any outstanding security of the Company;

(c) any material Tax election or Tax accounting method made or changed, any audit settled or any amended Tax returns filed;

(d) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Company’s and its Subsidiaries’ properties or assets when taken as a whole;

(e) any sale, assignment or transfer, or any agreement to sell, assign or transfer, any material asset, liability, property, obligation or right of the Company or any Subsidiary to any Person, including, without limitation, the Investor and its Affiliates, in each case, other than in the ordinary course of business and consistent with past practice;

(f) any obligation or liability incurred, or any loans or advances made, by the Company or any Subsidiary to any of its Affiliates, other than expenses allowable in the ordinary course of business of the Company;

(g) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any material property, rights or assets other than in the ordinary course of business of the Company;

12

(h) any waiver of any rights or claims of the Company or any Subsidiary, except for such waivers which would not reasonably be expected to have a Material Adverse Effect;

(i) any material change or amendment to a contract filed as an exhibit to a SEC Report that is material to the Company and its Subsidiaries taken as a whole;

(j) any written agreement or binding commitment by the Company or any Subsidiary to do any of the foregoing; or

(k) any other change, development, occurrence or event that has had or would reasonably be expected to have a Material Adverse Effect.

4.11 Title. Each of the Company and its Subsidiaries has good and marketable title to its Property reflected as owned by it in the SEC Reports and that it otherwise purports to own, and such Property is not subject to any Lien except Incidental Liens, and each of the Company and its Subsidiaries holds its leased Properties under valid and binding leases, except in each case as would not reasonably be expected to have a Material Adverse Effect.

4.12 Indebtedness. Neither the Company nor any of its Subsidiaries is, immediately prior to this Agreement, or will be, at the time of the Closing after giving effect to the Closing, in default in the payment of any material Indebtedness or in default under any material agreement relating to its material Indebtedness.

4.13 Litigation. There is no action, suit, proceeding or investigation pending or, to the Knowledge of the Company, overtly threatened against, nor any outstanding judgment, order or decree against, the Company or any of its Subsidiaries before or by any Governmental Authority or arbitral body which in the aggregate have, or if adversely determined, would reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default with respect to any judgment, order or decree of any Governmental Authority in a materially adverse manner.

4.14 Taxes. The Company and each of its Subsidiaries has properly and timely filed (taking into account any extension of time within which to file) all federal, foreign, state, local, income and other material Tax Returns that are required to be filed by it, which Tax Returns were true and correct in all material respects. The Company and each of its Subsidiaries files Tax Returns in all jurisdictions in which they are required to so file and since January 1, 2007, no claim has been made by any Governmental Authority in any jurisdiction in which the Company or any Company Subsidiary does not file Tax Returns that any such non-filing entity is or may be subject to taxation by, or is required to file Tax Returns in, that jurisdiction. All material Taxes due and owing by any of the Company or its Subsidiaries have been timely paid. All material Taxes required to be withheld and paid over by the Company and its Subsidiaries have been withheld and paid over to the appropriate Tax authority and the Company and its Subsidiaries have complied in all material respects with all record keeping and reporting requirements in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. There are no outstanding waivers or extensions of time with respect to the period for assessing, collecting or auditing any material

13

Tax or material Tax Return of the Company or any Subsidiary, except to the extent any such waiver is a result of an extension to file a Tax Return. There is no audit, examination, investigation or other proceeding relating to any material Tax or material Tax Return of the Company or any Subsidiary raised in writing by any Tax Authority and, to the Knowledge of the Company, no such audit, examination, investigation or other proceeding is pending or is forthcoming. Neither the Company nor any of its Subsidiaries has entered into any transaction defined under Section 1.6011-4(b)(2), -4(b)(3) or -4(b)(4) of the Treasury Regulations.

4.15 Permits and Licenses. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by each Governmental Authority necessary to conduct their respective businesses as set forth in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such permit.

4.16 Compliance with Laws. Neither the Company nor any of its Subsidiaries is in material violation of any applicable federal, state, local, foreign or other law, statute, regulation, rule, ordinance, code, convention, directive, order, judgment or other legal requirement (collectively, “Laws”) of any Governmental Authority, except where such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is being investigated with respect to, or has been threatened in writing to be charged with or given notice of any violation of, any applicable Law, except for such of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.17 Mortgage Financing. Neither the Company nor any Subsidiary has, nor, to the Knowledge of the Company, has any director, officer, agent or employee of the Company or any Subsidiary participated, in any capacity, directly or indirectly (including with respect to providing referrals to, or on behalf of, of any financing source) in the procurement of mortgage (or any other form of) financing for any prospective purchaser in connection with the sale of Property by the Company or any of its Subsidiaries.

4.18 Environmental Compliance. Neither the Company nor any of its Subsidiaries is in violation of, or has received notice of any violation with respect to, any applicable Environmental Law applicable to the Company or any of its Subsidiaries or the business of the Company or any of its Subsidiaries, except in each case as would not reasonably be expected to have a Material Adverse Effect. Since January 1, 2006, neither the Company nor any of its Subsidiaries has received any written notice of, nor, to the Knowledge of the Company, has there been any occurrence or circumstance that, with notice or passage of time, or both, would reasonably be expected to give rise to a claim against the Company or any of its Subsidiaries under or pursuant to any Environmental Law with respect to any properties currently or previously owned, leased or operated by the Company or any of its Subsidiaries, or the assets of the Company or any of its Subsidiaries, or arising out of the conduct of the business of the Company or any of its Subsidiaries, except in each case as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any material ongoing requirements under any consent order, or any other form of agreement, settling claims asserted against them by any Governmental Authority or third party pursuant to any

14

Environmental Law. No hazardous substances (including oil) have been released on any real property now or formerly owned by the Company or any of its Subsidiaries, except in each case as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have received all Environmental Permits required to conduct their respective businesses, and each of the Company and its Subsidiaries is in compliance with all terms and conditions of any such Environmental Permit applicable to it, except in each case as would not reasonably be expected to have a Material Adverse Effect.

4.19 Compliance with Other Instruments. The Company is not in violation or default of any provision of the Certificate of Incorporation or the Bylaws. The execution, delivery, and performance of and compliance with each of the Transaction Documents and the issuance and sale of the Series A Preferred Stock and Common Stock hereunder and the conversion of the Series A Preferred Stock will not (i) result in any default or violation of the Certificate of Incorporation or the Bylaws, (ii) result in any default or violation of any agreement or under any mortgage, deed of trust, security agreement, indenture or lease to which it is a party or in any default or violation of any material judgment, order or decree of any Governmental Authority or (iii) be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, including any provision under any indenture, require any consent or waiver under any such provision, affect the rights or obligations of any Person under any such provision, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company pursuant to any such provision, or the suspension, revocation, impairment or forfeiture of any permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties pursuant to any such provision, except in the case of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.20 Contracts. True and complete copies of all currently effective agreements to which the Company and its Subsidiaries are a party and which are required to have been filed by the Company pursuant to the Securities Act or the Exchange Act have been filed by the Company with the SEC pursuant to the requirements of the Securities Act or the Exchange Act, as applicable, and since the filing of the most recent SEC Report filed prior to the date hereof, there has been no material change or amendment to any such contract filed as an exhibit to a SEC Report. Except for such agreements that have expired or terminated in accordance with their terms, each such agreement is in full force and effect and is binding on the Company and/or its Subsidiaries, as applicable, and, to the Knowledge of the Company, is binding upon such other parties, in each case in accordance with its terms, and neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any other party thereto, is in breach of or default under any such agreement, which breach or default would reasonably be expected to have a Material Adverse Effect.

4.21 Benefit Plans.

(a) Neither the Company, its Affiliates, nor any other entity which, together with the Company or its Affiliates, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code, has at any time maintained, sponsored or contributed to, or has, had or may have any liability with respect to, any employee benefit plan that is subject to Title IV of ERISA or Section 412 or 430 of the Code, including,

15

without limitation, any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). Each Plan complies in all respects with its terms and all applicable Laws (including, without limitation ERISA and the Code), and the Company and each of its Affiliates have filed all reports, returns, notices, and other documentation required by ERISA or the Code to be filed with any Governmental Authority with respect to each Plan, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to each Plan, (i) no actions, lawsuits, Liens, claims or complaints (other than routine claims for benefits) are pending or threatened, and (ii) to the Knowledge of the Company, no facts or circumstances exist that are reasonably likely to give rise to any such actions, Liens, lawsuits, claims or complaints, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No event has occurred with respect to a Plan which would reasonably be expected to result in a material liability of the Company or any of its Subsidiaries to any Governmental Authority, including, without limitation, the Pension Benefit Guaranty Corporation, other than for applicable premiums, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any obligation to provide post-employment health or other welfare benefits, except as required by section 601 et seq. of ERISA.

(b) None of the execution of, or the completion of any of the transactions contemplated by any of the Transaction Documents, including the conversion of Series A Preferred Stock, would reasonably be expected to result in (i) severance pay or an increase in severance pay upon termination after Closing or after conversion of the Series A Preferred Stock, (ii) any payment, compensation or benefit becoming due, or increase in the amount of any payment, compensation or benefit due, to any current or former employee, director or consultant of the Company or its Affiliates, (iii) the acceleration of the time of payment or vesting or result in the funding of compensation or benefits, (iv) any new material obligation under any Plan, (v) any limitation or restriction on the right of the Company to merge, amend, or terminate any Plan, or (vi) any payments or benefits which would not be deductible under Section 280G of the Code.

(c) Each Plan that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code and applicable regulations) with respect to any service provider to the Company or any of its Subsidiaries has been administered in compliance with its terms and the operation and documentary requirements of Section 409A of the Code and regulations promulgated thereunder except as would not reasonably be expected to result in a material liability to the Company.

4.22 Intellectual Property.

(a) With respect to each item of Company Intellectual Property, except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company or one or more of its Subsidiaries possesses all rights, titles and interests in and to each such item purported to be owned by the Company or its Subsidiary, free and clear of any Lien, license or other material restriction (other than (x) licenses granted to third parties in the ordinary course of business, (y) Liens, licenses or other restrictions contained in any agreement disclosed by the Company in any SEC Report or other publicly-available

16

filing, and (z) Incidental Liens), and possesses all rights necessary, in the case of a licensed item, in the manner in which it is entitled to use such item under the applicable license agreement; (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending against the Company or any of its Subsidiaries or, to the Knowledge of the Company, has been or is being threatened in writing against the Company or any of its Subsidiaries which challenges the legality, validity, enforceability, use or ownership of the item; (iii) to the Knowledge of the Company, the Company or its Subsidiary has sufficient right, title and interest to use or own the item without infringement upon any Intellectual Property right or other right of any third party; and (iv) there is no pending or, to the Knowledge of the Company, threatened claim or litigation against the Company or any Subsidiary contesting the right to use any third party’s Intellectual Property rights, asserting the misuse of any thereof, or asserting the infringement or other violation thereof.

(b) The Company and its Subsidiaries maintain policies and procedures regarding data security, privacy and data use that the Company deems commercially reasonable and, in any event, materially comply with the Company’s obligations to its customers and/or tenants and applicable Laws, rules and regulations. Except as would not reasonably be expected to have a Material Adverse Effect, there have not been, and the transaction contemplated under this Agreement will not result in, any security breaches of any security policy, data use restriction or privacy breach under any such policies or any applicable Laws, rules or regulations.

4.23 Registration Rights. Except as provided in the Stockholders Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

4.24 Investment Company Act. Neither the Company nor any of its Subsidiaries is registered or required to register as an investment company within the meaning of the Investment Company Act of 1940, or, directly or indirectly, controlled by or acting on behalf of any Person which is registered or required to be registered as an investment company, within the meaning of said Act.

4.25 Brokers’ Fees and Expenses. Except as disclosed on Section 4.25 of the disclosure letter, the fees and expenses of which will be paid by the Company, no broker, investment banker, or financial advisor or other Person, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with transactions contemplated by this Agreement.

4.26 Illegal Payments. Neither the Company nor any Subsidiary has, nor, to the Knowledge of the Company, has any director, officer, agent or employee of the Company or any Subsidiary, paid, caused to be paid, or agreed to pay, directly or indirectly, in connection with the business of the Company: (a) to any government or agency thereof, any agent or any supplier or customer, any bribe, kickback or other similar illegal payment; (b) any illegal contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable Law); or (c) intentionally established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

17

4.27 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market.

4.28 General Solicitation. Neither the Company, nor any Affiliate of the Company, nor any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offer or sales of the Securities. The Company has offered the Securities for sale only to the Investor.

4.29 Offering; Exemption. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 5 of this Agreement, no registration under the Securities Act or any applicable state securities law is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby or for the conversion of the Preferred Stock.

4.30 No Integrated Offering. Neither the Company, nor any Affiliate of the Company, nor, to the Knowledge of the Company, any Person acting on its behalf or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act that would cause Regulation D or any other applicable exemption from registration under the Securities Act to be unavailable, or would cause any applicable state securities Law exemptions or any applicable stockholder approval provisions exemptions, including, without limitation, under the rules and regulations of any national securities exchange or automated quotation system on which any of the securities of the Company are listed or designated to be unavailable, nor will the Company take any action or steps that would cause the offering or issuance of the Securities to be integrated with other offerings.

5. Representations and Warranties of the Investor. The Investor represents and warrants to the Company as of the date of this Agreement that:

5.1 Organization. The Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation as the form of business entity set forth on Schedule 1; has all requisite power and authority to enter into the Transaction Documents to which it is a party and to performance its obligations thereunder. The Investor’s principal place of business is at the address or addresses of the Investor set forth on Schedule I.

18

5.2 Authorization; Enforceability. The Investor has full right, power, authority and capacity to enter into each of the Transaction Documents and to consummate the transactions contemplated by each such Transaction Document. The execution, delivery and performance of each of the Transaction Documents have been duly authorized by all necessary action on the part of the Investor, and each of the Transaction Documents has been duly executed and delivered by the Investor and, assuming due authorization, execution and delivery of each of the Transaction Documents by the Company, will constitute valid and binding obligation of the Investor, enforceable against it in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws affecting the enforcement of creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

5.3 Consents. No consent, approval, order, or authorization of, or registration, qualification, declaration, or filing with, any federal, state, or local Governmental Authority on the part of any Investor is required in connection with the purchase of the Series A Preferred Stock and the Common Stock hereunder, the conversion of the Series A Preferred Stock or the consummation of any other transaction contemplated by this Agreement, except for the following: (i) the compliance with applicable state securities Laws, which compliance will have occurred within the appropriate time periods and (ii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement.

5.4 No Default or Violation. The execution, delivery, and performance of and compliance with each of the Transaction Documents, the issuance and sale of the Series A Preferred Stock and the Common Stock hereunder, and the conversion of the Series A Preferred Stock will not (i) result in any default or violation of the certificate of incorporation, bylaws, limited partnership agreement, limited liability company operating agreement or other applicable organizational documents of any Investor, (ii) result in any default or violation of any agreement relating to its material Indebtedness or under any mortgage, deed of trust, security agreement or lease to which it is a party or in any default or violation of any material judgment, order or decree of any Governmental Authority or (iii) be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of any Investor pursuant to any such provision, or the suspension, revocation, impairment or forfeiture of any material permit, license, authorization, or approval applicable to any Investor, its business or operations, or any of its assets or properties pursuant to any such provision, except in the case of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of any Investor to consummate the transactions contemplated by this Agreement and to perform its obligations under the Transaction Documents.

5.5 Private Placement.

(a) The Investor is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act by virtue of paragraph (a)(8) thereof; (ii) aware that the sale of the Series A Preferred Stock, the Common Stock and the Common Stock issuable upon conversion of the Series A Preferred Stock being

19

issued and sold pursuant to this Agreement (collectively, the “Securities”) is being made in reliance on a private placement exemption from registration under the Securities Act and applicable state securities Laws and (iii) acquiring the Securities for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same.

(b) The Investor understands and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Securities have not been and, except as contemplated by the registration rights provided for in the Stockholders Agreement, will not be registered under the Securities Act and that such Securities may be offered, resold, pledged or otherwise transferred only (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act or (iv) to the Company or one of its Subsidiaries, in each of cases (i) through (iv) in accordance with any applicable state and federal securities Laws, and that it will notify any subsequent purchaser of Securities from it of the resale restrictions referred to above, as applicable.

(c) The Investor understands that, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144 thereunder, the Company may require that the Securities will bear a legend or other restriction substantially to the following effect (it being agreed that if the Securities are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

20

(d) The Investor: (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities and (ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of the Investor to rely on such representations and warranties.

(e) The Investor acknowledges that (i) it has conducted its own investigation of the Company and the terms of the Securities, (ii) it has had access to the Company’s public filings with the SEC and to such financial and other information as it deems necessary to make its decision to purchase the Securities, (iii) it has been offered the opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries and to ask questions of the Company and received answers thereto, each as it deemed necessary in connection with the decision to purchase the Securities and (iv) any projections, estimates or forecasts of future results or events provided by or on behalf of the Company are subject to uncertainty and to the assumptions used in their preparation. The Investor further acknowledges that it has had such opportunity to consult with its own counsel, financial and tax advisors and other professional advisers as it believes is sufficient for purposes of the purchase of the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of the Investor to rely on such representations and warranties.

(f) The Investor understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

5.6 Financial Capability. The Investor currently has, and will have at the Closing, the funds necessary to purchase the Series A Preferred Stock and Common Stock at Closing on the terms and conditions contemplated by this Agreement.

5.7 Ownership of Company Securities. Neither the Investor nor any of its Affiliates beneficially owns any shares of Common Stock.

6. Conditions to the Investor’s Obligations at Closing. The obligation of the Investor to purchase the Series A Preferred Stock and Common Stock at the Closing is subject to the fulfillment or waiver on or before the Closing of each of the following conditions:

6.1 Certificate of Designation. Prior to the Closing, (i) the Company shall adopt and file with the Secretary of State of the State of Delaware the Certificate of Designation of the Series A Preferred Stock substantially in the form attached as Exhibit C, (the “Series A Certificate”), and (ii) the Investor shall have received confirmation from the Secretary of State of the State of Delaware reasonably satisfactory to it that such filing has occurred.

6.2 Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable state securities Laws shall have been obtained for the lawful execution, delivery and performance of each of the Transaction Documents including, without limitation, the offer and sale of the Securities.

21

6.3 NASDAQ Requirements. All NASDAQ listing requirements applicable to the transactions contemplated by each of the Transaction Documents shall have been satisfied, except the Stockholder Approval.

6.4 Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct as of the Closing except for such representations and warranties made as of a specific date, which shall be true and correct as of such date, in each case except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the representations and warranties set forth in Sections 4.1, 4.2, 4.3 and 4.5 shall be, as of the Closing, true and correct in all respects with the same effect as though such representations and warranties had been made as of the Closing.

6.5 Performance. The Company shall have performed in all material respects all of its obligations required to be complied with or performed by it at or prior to the Closing.

6.6 Stockholders Agreement. The Company shall have executed and delivered the Stockholders Agreement.

6.7 Management Services Agreement. The Company shall have executed and delivered the Management Services Agreement and shall have paid (or arranged for the payment at Closing of) all amounts required to be paid by the Company and its Subsidiaries as of the Closing in the manner contemplated hereby. The Company shall have additionally obtained any and all consents required such that it not be prohibited from paying, from and after the Closing, any amount that is required to be paid by the Company and its Subsidiaries pursuant to such Management Services Agreement.

6.8 Rights Agreement. The Company shall have (i) adopted a rights agreement, in a form reasonably acceptable to the Investor, that contemplates the preservation of the Company’s ability to utilize the Company’s net operating losses and certain other tax attributes for federal income tax purposes and (ii) executed a mutually satisfactory letter agreement with the Investor with respect to the treatment of the Investor and its transferees under the rights agreement.

6.9 Board of Directors. The Board of the Company immediately following Closing shall consist of eight (8) persons, including Kelvin Davis and Greg Kranias (who will constitute the TPG Nominated Directors as defined in the Stockholders Agreement). At the Closing, the Company shall establish a new “Finance Committee” of the Board, with the rights and responsibilities as contemplated by the Stockholders Agreement. The Finance and Compensation Committees of the Board of the Company shall each consist of five (5) directors, including two (2) designated by the Investor. All other committees of the Board of Directors of the Company shall each consist of three (3) directors, including one (1) designated by the Investor. The Board and the Investor shall have previously acknowledged, in writing, that each of Kelvin Davis and Greg Kranias meet each of the requirements set forth in Section 2.1(g) of the Stockholders Agreement.

22

6.10 Executive Committee. The Company shall have caused the Executive Committee to be reconstituted to include all directors of the Board, including any TPG Nominated Directors.

6.11 Employment. Roger Cregg shall continue to be employed as the Company’s chief executive officer.

6.12 No Legal Bar. No governmental authority of competent jurisdiction will have instituted any proceeding to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated herein that has not been dismissed or otherwise resolved in a manner that does not materially and adversely affect the transactions contemplated herein and no injunction, order or decree of any governmental authority shall be in effect that restrains or prohibits the Closing or the consummation of the other transactions contemplated herein.

7. Conditions to the Company’s Obligations at Closing. The obligations of the Company to issue, sell and deliver to the Investor the Series A Preferred Stock and Common Stock and consummate the other transactions contemplated by the Transaction Documents are subject to the fulfillment or waiver on or before the Closing of each of the following conditions:

7.1 Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable state securities Laws shall have been obtained for the lawful execution, delivery and performance of each of the Transaction Documents including, without limitation, the offer and sale of the Securities.

7.2 NASDAQ Requirements. All NASDAQ listing requirements applicable to the transactions contemplated by each of the Transaction Documents shall have been satisfied, except the Stockholder Approval.

7.3 Representations and Warranties. Each of the representations and warranties of the Investor contained in each of the Transaction Documents shall be true and correct as of the Closing except for such representations and warranties made as of a specific date, which shall be true and correct as of such date, in each case except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which would materially and adversely affect the ability of the Investor to perform its obligations under the Transaction Documents; provided, however, that the representations and warranties set forth in Sections 5.1, 5.2 5.5, and 5.7 shall be, as of the Closing, true and correct in all respects with the same effect as though such representations and warranties had been made as of the Closing.

7.4 Performance. The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with it on or before the Closing.

23

7.5 Stockholders Agreement. The Investor shall have executed and delivered the Stockholder Agreement.

7.6 Management Services Agreement. TPG VI Management, LLC shall have executed and delivered the Management Services Agreement.

7.7 No Legal Bar. No governmental authority of competent jurisdiction will have instituted any proceeding to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated herein that has not been dismissed or otherwise resolved in a manner that does not materially and adversely affect the transactions contemplated herein and no injunction, order or decree of any governmental authority shall be in effect that restrains or prohibits the Closing or the consummation of the other transactions contemplated herein.

8. Covenants. The Company and the Investor hereby covenant and agree, for the benefit of the other parties to this Agreement and their respective assigns, as follows:

8.1 Commercially Reasonable Efforts; Notices and Consents. Subject to the terms and conditions of this Agreement, from the date of this Agreement to the Closing, (a) the Investor shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to cause the conditions specified in Article VI to be satisfied as soon as reasonably practicable and (b) the Company shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to cause the conditions specified in Article VII to be satisfied as soon as reasonably practicable.

8.2 Operation of the Business. From and after the date of this Agreement until the Closing, the Company shall, and shall cause each of its Subsidiaries to, conduct their respective business only in the ordinary course consistent with the past practice of the Company and its Subsidiaries and, in any event, in all material respects in accordance with all applicable Law; provided, however, that in no event shall the Company nor any of its Subsidiaries (a) engage in any sale, issuance, or authorization of the issuance or sale of (i) any capital stock or other security of the Company or any of its Subsidiaries, (ii) any option, redemption, purchase or repurchase right or any other right to acquire any capital stock (or cash based on the value of capital stock) or other security of the Company or any of its Subsidiaries, and (iii) any instrument convertible into or exchangeable for any capital stock (or cash based on the value of capital stock) or other security of the Company or any of its Subsidiaries (except that the Company shall be permitted to issue shares pursuant to the Company’s existing equity compensation arrangements and upon the exercise of options, warrants or convertible debt outstanding as of the date of this Agreement in each case in accordance with their terms as in effect on the date of this Agreement), (b) incur, assume, guaranty or make any similar assumption of liability in respect of any material Indebtedness other than ordinary course borrowings pursuant to an ordinary course revolving credit facility of the Company or (c) terminate the employment of the Company’s chief executive officer, Roger Cregg, unless, in the case of this clause (c), if the members of the Board determine in good faith, after consultation with outside legal counsel, that the failure to do so would result in a breach by the Board of its fiduciary duties to its stockholders.

24

8.3 Stockholder Approvals; Proxy Statement. The Company agrees to use its reasonable best efforts to call and hold a meeting of the stockholders of the Company for the purpose of obtaining the Stockholder Approval (such a meeting, a “Stockholders Meeting”) within ninety (90) days following the Closing Date. As promptly as reasonably practicable following the Closing Date, the Company will prepare and file with the SEC a proxy statement to be sent to the Company’s stockholders in connection with the Stockholders Meeting (the “Proxy Statement”). Subject to the directors’ fiduciary duties, the Proxy Statement shall include the Board’s recommendation that the stockholders vote in favor of the Conversion Rights, the preemptive rights granted to the Investor in the Stockholders Agreement and any other rights of the Investor that are subject to stockholder approval by the rules of NASDAQ (collectively, the “NASDAQ Stockholder Approval Rights”). In the event the Company’s stockholders do not vote to approve such NASDAQ Stockholder Approval Rights at the first Stockholders Meeting called for such purpose, the Investor will have the right (until the Stockholder Approval is obtained or the Investor no longer holds any Series A Preferred Stock) (i) on two (2) additional occasions, in each case, so long as each occasion occurs with one year following the Closing, to require the Company to use its reasonable best efforts to call a meeting of the stockholders of the Company for the purpose of obtaining the Stockholder Approval of the NASDAQ Stockholder Approval Rights and (ii) on one (1) occasion during each annual period thereafter, to require the Company to use its reasonable best efforts to call a meeting of the stockholders of the Company for the purpose of obtaining the Stockholder Approval of the NASDAQ Stockholder Approval Rights. Following such a request by the Investor, the Company shall use its reasonable best efforts to call a meeting of the stockholders of the Company within ninety (90) days of such request. Subject to its fiduciary duties, the Company shall include in the proxy statement for such meeting the Board’s recommendation that the stockholders vote in favor of the NASDAQ Stockholder Approval Rights. The Investor agrees to furnish to the Company in writing all information concerning the Investor and its Affiliates as the Company may reasonably request in connection with any Stockholder Meeting. The Company shall respond reasonably promptly to any comments received from the SEC with respect to the Proxy Statement, and the Company shall cause the Proxy Statement to be transmitted to the Company’s stockholders at the earliest reasonably practicable date. The Company shall provide to the Investor, as promptly as reasonably practicable after receipt thereof, any written comments from the SEC or any written request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide the Investor with copies of all correspondence between the Company, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide the Investor with a reasonable opportunity to review and comment on such document or response. Any communications by the Company to the Investor pursuant to this Section 8.4 may made by email to an account designated by the Investor upon request by the Company.

8.4 NASDAQ Listing of Shares. The Company shall promptly apply to cause the shares of Common Stock purchased hereunder as well as those to be issued upon conversion of the Series A Preferred Stock to be approved for listing on the NASDAQ, subject to official notice of issuance.

25

8.5 Reservation of Common Stock; Issuance of Shares of Common Stock. For as long as any Series A Preferred Stock remains outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or shares of Common Stock held in treasury by the Company, for the purpose of effecting the conversion of the Series A Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all Series A Preferred Stock (after giving effect to all anti-dilution adjustments) then outstanding. All shares of Common Stock delivered upon conversion or repurchase of the Series A Preferred Stock shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

8.6 Transfer Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer tax due on (x) the issue of the Series A Preferred Stock at Closing and (y) the issue of shares of Common Stock upon conversion of the Series A Preferred Stock. However, in the case of conversion of Series A Preferred Stock, the Company shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

8.7 Public Disclosure. On the date of this Agreement, or within 24 hours thereafter the Company shall issue a press release in a form mutually agreed to by the Company and the Investor. Notwithstanding the preceding sentence, the Investor, or an Affiliate of the Investor, may issue a press release at any time on the date of this Agreement, or within 24 hours thereafter in a form mutually agreed to by the Company and the Investor. No other written release, announcement or filing concerning the purchase of the Series A Preferred Stock, Common Stock or the transactions contemplated by any of the Transaction Documents shall be issued, filed or furnished, as the case may be, by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance. The provisions of this Section shall not restrict the ability of (a) a party to summarize or describe the transactions contemplated by this Agreement in any prospectus or similar offering document so long as the other party is provided a reasonable opportunity to review such disclosure in advance, (b) representatives of the Company to orally summarize or describe the transactions contemplated by this Agreement on any telephone conference or in-person meeting with any investor in or analyst following the Company or (c) a party to make any such release, announcement or filing which contains only information which has previously been publicly disclosed in a manner consistent with this Section 8.8.

8.8 Tax Related Covenants. Absent a change in Law or Internal Revenue Service practice or a contrary determination (as defined in Section 1313(a) of the Code) the Investor and the Company agree not to treat the Series A Preferred Stock as “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulation Section 1.305-5 for United States federal income tax reporting and withholding tax purposes and shall not take any tax position inconsistent with such treatment.

26

8.9 Further Assurances. The Investor and the Company will cooperate and consult with each other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third Persons required to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

8.10 Lock-Up Period. The Investor agrees that for a period of ninety (90) days from the Closing, the Investor will not transfer to any third party (including via an open market trade) any of the Common Stock or Series A Preferred Stock acquired at the Closing; provided, that the Investor may transfer the Common Stock or Series A Preferred Stock Acquired at the Closing to an Affiliate of the Investor within such 90 day period with the Company’s consent, which consent shall not be unreasonably withheld.

8.11 Confidentiality. Upon the Closing, Section 7 of the Management Services Agreement and Section 6.14 of the Stockholders Agreement shall supersede the Confidentiality Agreement dated as of April 30, 2013, by and between TPG Global, LLC, and the Company, which shall, as of the Closing, be terminated and no longer of any force or effect, other than for breaches of such Confidentiality Agreement that occurred prior to the date of Closing.

8.12 Standstill. TPG agrees that from the date of this Agreement until the earliest of (i) the Closing, and (ii) the termination of this Agreement, without the prior written approval of the Company, neither TPG nor any of its Affiliates will, directly or indirectly

(a) acquire, offer or propose to acquire or agree to acquire, Beneficial Ownership of any Voting Securities, other than Voting Securities acquired as a result of the exercise of any rights or obligations set forth in this Agreement;

(b) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any agreement to provide equity financing in any acquisition transaction, merger or other business combination relating to all or part of the Company or any of its subsidiaries or any acquisition transaction for all or part of the assets of the Company or any of its subsidiaries or any of their respective businesses;

(c) make, or in any way participate in, any such “solicitation” of “proxies” to vote, or seek to advise or influence any person or entity with respect to the voting of, any Common Stock of the Company or any of its subsidiaries;

(d) call or seek to call a meeting of the Common Stockholders of the Company or any of the Company’s subsidiaries or initiate any stockholder proposal for action by the Common Stockholders of the Company;

27

(e) deposit any Securities of the Company into a voting trust, or subject any Securities of the Company to any agreement or arrangement with respect to the voting of such securities, or other agreement or arrangement having similar effect;

(f) seek representation on the Company Board or a change in the composition or number of Company directors elected by the holders of Common Stock; and

(g) bring any action or otherwise act to contest the validity of this Section 8.12.

9. Miscellaneous.

9.1 Governing Law. This Agreement shall be governed in all respects by the Laws of the State of New York without regard to any choice of Laws or conflict of Laws provisions that would require the application of the Laws of any other jurisdiction.

9.2 Jurisdiction; Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in any state or federal courts located in the City of New York and any appellate court therefrom within the State of New York. In addition, each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party or its successors or assigns, shall be brought and determined exclusively in any state or federal courts located in the City of New York and any appellate court therefrom within the State of New York. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof may not be enforced in or by such courts. Each

28

party hereby consents to service being made through the notice procedures set forth in Section 9.8 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 9.8 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement. EACH OF THE PARTIES KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.3 Survival. Each of the representations and warranties in this Agreement shall survive the Closing until the first (1st) anniversary of the Closing Date, at which time they shall terminate and be of no further force or effect. Any claim by a party under this Agreement with respect to a breach of such representations and warranties shall be brought no later than such date.

9.4 Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties; provided, however, the rights of the Investor under this Agreement shall not be assignable to any Person without the consent of the Company.

9.5 No Third-Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, stockholder, director, officer, employee or other beneficial owner of any party, in its own capacity as such or in bringing a derivative action on behalf of a party) shall have any standing as third-party beneficiary with respect to this Agreement or the transactions contemplated by this Agreement.

9.6 No Personal Liability of Directors, Officers, Owners, Etc. No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of any of the Investor or of the Company shall have any liability for any obligations of the Investor or the Company, as applicable, under this Agreement or for any claim based on, in respect of or by reason of the respective obligations of the Investor or the Company, as applicable, under this Agreement. Each party hereby waives and releases all such liability. This waiver and release is a material inducement to each party’s entry into this Agreement.

9.7 Entire Agreement. This Agreement and the other documents delivered pursuant to this Agreement, including the Stockholders Agreement and the Management Services Agreement, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

29

9.8 Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand, facsimile or messenger as follows:

if to the Company:	AV Homes, Inc.
8601 N. Scottsdale Rd. Ste. 225
Scottsdale, Arizona 85253
Attention: Dave Gomez

with a copy to:	Faegre Baker Daniels LLP
2200 Wells Fargo Center
90 S. 7th St.
Minneapolis, Minnesota 55402
Attention: Amy Seidel
Facsimile: (612) 766-1600

if to the Investor:	c/o TPG Global, LLC
301 Commerce St, Suite 3300
Fort Worth, Texas 76102
Attention: General Counsel
Facsimile: (817) 871-4001

with a copy to:	Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention: Carl Marcellino
Facsimile: (646) 728-1523

or in any such case to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner. Notices shall be deemed given when actually delivered by overnight delivery service, hand or messenger, or when received by facsimile if promptly confirmed.

9.9 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence to any breach or default, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default. All remedies, either under this Agreement or by Law or otherwise afforded to any holder, shall be cumulative and not alternative.

9.10 Termination. In the event that the Closing has not occurred by June 21, 2013, this Agreement may be terminated by either of the parties hereto, in which event it shall immediately become null and void and shall be of no further force or effect, and all rights and liabilities of the parties hereunder shall terminate without any liability of any party to any other party, except for liabilities arising in respect of breaches under this Agreement by any party prior to such termination.

30

9.11 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom the waiver is to be effective. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

9.12 Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

9.13 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

9.14 Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The terms “hereof”, “herein”, “hereby” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.” The terms “shall” and “will” mean “must,” and shall and will have equal force and effect and express an obligation. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. The term “party” or “parties” shall mean a party to or the parties to this Agreement unless the context requires otherwise. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. All references in this Agreement to “dollars” or “$” shall mean United States dollars. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day. The word “day”, unless otherwise indicated, shall be deemed to refer to a calendar day.

31

9.15 Disclosure Letter. Certain information is contained in the disclosure letter solely for informational purposes, may not be required to be disclosed pursuant hereto and will not imply that such information or any other information is required to be disclosed. Inclusion of such information will not establish any level of materiality or similar threshold or be an admission that any of such information is material to the business, assets, liabilities, financial position, operations or results of operations of any Person or otherwise material regarding such Person. Each matter disclosed in any section of the disclosure letter or in any representation or warranty in a manner that makes its relevance to one or more other sections of the disclosure letter or representations or warranties reasonably apparent on its face will be deemed to have been appropriately included in each such other section of the disclosure letter or representation or warranty (notwithstanding the presence or absence of any reference in or to any section of the disclosure letter or representation or warranty).

9.16 Certain Disclaimers. Notwithstanding any other term herein, no party will be obligated to any other Person for any punitive damages or losses based thereon relating to the breach of any representation, warranty, covenant or agreement herein, unless such damages or losses are incurred in a third party claim related to such breach. Notwithstanding any other term herein, other than as expressly made by the Company in Article IV, the Company has not made (and no Person on behalf of the Company has made), nor will the Company (or any other Person) have or be subject to any liability arising out of, relating to or resulting from, any representation or warranty or similar assurance (whether direct or indirect, written or oral, or statutory, express or implied), including in each case regarding (a) any information or document given or made available (or not given or made available) to the Investor or any Person on Investor’s behalf regarding the Company, (b) the effect of any of the transactions contemplated herein or the reaction thereto of any Person or (c) any forward-looking statement relating to the Company (including any underlying assumption). The Investor hereby expressly assumes all risks arising out of, relating to or resulting from, and the Investor hereby disclaims all reliance upon, the matters in the preceding sentence (other than as expressly made by the Company in Article IV). The Company disclaims any express or implied warranty relating to the Securities or the Company, except as expressly set forth in Article IV. Notwithstanding anything herein to the contrary, nothing in this Agreement shall limit or otherwise restrict a fraud claim brought by the Investor.

[The remainder of this page has been intentionally left blank.]

32

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

AV HOMES, INC.

By:	/s/ Roger Cregg
Name:	Roger Cregg
Title:	President & Chief Executive Officer

INVESTOR:

TPG AVIATOR, L.P.

By: TPG ADVISORS VI, INC., its general partner

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President & Secretary

Schedule 1

Investor

Investor	# Shares of Series A Preferred Stock	# Shares of Common Stock
TPG Aviator, L.P.	665,754.3	2,557,474
301 Commerce Street, Suite 3300
Fort Worth, Texas 76102

EXHIBIT A TO SECURITIES PURCHASE AGREEMENT

[FORM OF]

STOCKHOLDERS AGREEMENT

By and among

TPG Aviator, L.P., a Delaware limited partnership (“TPG”)

and

AV Homes, Inc., a Delaware corporation (the “Company”)

Dated as of June [•], 2013

i

ii

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT is entered into as of June [•], 2013, by and among TPG Aviator, L.P., a Delaware limited partnership. (“TPG”), and AV Homes, Inc., a Delaware corporation (the “Company”).

WHEREAS, TPG and the Company have entered into that certain Securities Purchase Agreement, dated as of June 19, 2013 (as it may be amended, restated, or otherwise modified from time to time, and together with all exhibits, schedules, and other attachments thereto, the “Purchase Agreement”), pursuant to, and subject to the terms and conditions of which, the Company is selling, and TPG is purchasing, on the date hereof two million, five hundred fifty seven thousand, four hundred seventy four (2,557,474) shares of Common Stock of the Company and six hundred sixty five thousand, seven hundred fifty four and three tenths (665,754.3) shares of Preferred Stock of the Company;

WHEREAS, following the consummation of the transactions contemplated by the Purchase Agreement, TPG will Beneficially Own (as such term is defined herein) two million, five hundred fifty seven thousand, four hundred seventy four (2,557,474) shares of Common Stock of the Company and six hundred sixty five thousand, seven hundred fifty four and three tenths (665,754.3) shares of Preferred Stock of the Company; and

WHEREAS, TPG and the Company desire to enter into this Agreement in order to generally set forth their respective rights and responsibilities, and to establish various arrangements and restrictions with respect to, among other things, (a) actions that may or may not be undertaken in respect of the shares of Common Stock and Preferred Stock Beneficially Owned by TPG, (b) the governance of the Company, (c) certain registration rights with respect to the Registrable Securities (as defined herein) and (d) other related matters with respect to the Company.

NOW, THEREFORE, in consideration of the premises set forth above and of the mutual representations, covenants, and obligations hereinafter set forth, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Certain Defined Terms.

As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, including, with respect to TPG, any Affiliated Fund of TPG; provided, however, that in no event shall (a) any of the portfolio companies in which TPG’s Affiliates have an investment, or (b) the Company, any of its Subsidiaries, or any of the Company’s other controlled Affiliates be deemed to be Affiliates of TPG for purposes of this Agreement; and provided, further, that no investment bank shall be deemed to be an “Affiliate” of TPG for purposes of this Agreement solely as a result of employing or having as a partner a member of the Company Board.

“Affiliated Fund” shall mean, in the case of TPG, each corporation, trust, limited liability company, general or limited partnership, or other Person with whom TPG is under common control or to which TPG or an Affiliate of TPG is the investment adviser.

“Agreement” means this Stockholders Agreement, as it may be amended, restated, or otherwise modified from time to time, together with all exhibits, schedules, and other attachments hereto.

“as-converted basis” means, with respect to the Company’s outstanding Common Stock, on a basis in which all shares of Common Stock issuable upon conversion of the Series A Preferred Stock, regardless of whether the Stockholder Approval has been obtained for the conversion of the Preferred Stock, including to the extent that the Preferred Stock is then not convertible into Common Stock, are assumed to be then outstanding, and excluding all other shares of Common Stock issuable upon conversion or exchange of other Convertible Securities and the exercise of Options.

“Beneficial Ownership” means, with respect to any Security, the ownership of such Security by any “Beneficial Owner,” as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall have correlative meaning.

“Business Day” means any day that is not a Saturday, a Sunday, or any other day on which banks are required or authorized by Law to be closed in the City of New York, in the State of New York.

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations, or other equivalents (however designated, and whether voting or non-voting) of capital stock, partnership interests (whether general or limited), limited liability company membership interests, or equivalent ownership interests in, or issued by, such Person.

“Change of Control” means (i) a sale of all or substantially all of the direct or indirect assets of the Company (including by way of any reorganization, merger, consolidation or other similar transaction) (other than to TPG or any of its Affiliates), (ii) a direct or indirect acquisition of Beneficial Ownership of Voting Securities of the Company by another Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (other than TPG or any of its Affiliates), by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer or other similar transaction), pursuant to which the stockholders of the Company immediately preceding such transaction or transactions collectively own, following the consummation of such transaction or transactions, less than fifty percent (50%) of the Voting Securities of the Company or the surviving entity, as the case may be, or (iii) the obtaining by any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (other than TPG or any of its Affiliates) of the power (whether or not exercised) to elect a majority of the members of the Company Board.

“Closing” means the consummation of the purchase and sale of the Series A Preferred Stock and the Common Stock and the other transactions contemplated by the Purchase Agreement.

“Committee” has the meaning set forth in Section 2.1(e).

“Common Stock” means the Common Stock of the Company, par value $1.00 per share.

“Company” has the meaning set forth in the Recitals hereto.

“Company Board” means the board of directors or similar governing body of the Company.

“Confidential Information” has the meaning set forth in Section 6.14(a).

“Contracting Party” has the meaning set forth in Section 6.10.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two (2) or more Persons, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract, or by any other means.

“Controlling Person” has the meaning set forth in Section 4.8(a).

“Convertible Securities” means any evidence of indebtedness, shares of Capital Stock (other than Common Stock) or other Securities (including Options) that are directly or indirectly convertible into, or otherwise exchangeable or exercisable for, Shares.

“Covered Person” has the meaning set forth in Section 6.14(b).

“Damages” has the meaning set forth in Section 4.8(a).

“Debt” means, with respect to the Company and its subsidiaries, all liabilities, including all obligations in respect of principal, accrued interest, penalties, fees and premiums, for (a) indebtedness for borrowed money (including principal and accrued interest), (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments (including principal and accrued interest), (c) “earn-out” obligations and other obligations for the deferred purchase price of property, goods or services (other than trade payables and similar obligations or accruals incurred in the ordinary course of business), (d) indebtedness exceeding $1 million for payments arising in respect of drawn letters of credit or bankers’ acceptances not repaid within 90 days, (e) indebtedness exceeding $1 million secured by a purchase money mortgage or other lien to secure all or part of the purchase price of the property subject to such mortgage or lien other than ordinary course equipment leases and the like, (f) liabilities and obligations under capital leases (determined in accordance with GAAP) outside the ordinary course of business or exceeding $1 million, and (g) such indebtedness of third Persons which is directly or indirectly guaranteed by the Company or any of its subsidiaries.

“Demand Registration” has the meaning set forth in Section 4.1(a).

“Director” means, with respect to any Person, any member of the board of directors of such Person (other than any advisory, honorary or other non-voting member of such board).

“Equity Issuance” means any issuance, sale or placement of any Common Stock or other Capital Stock of the Company or any of its subsidiaries, and any issuance, sale or placement of any other Securities of the Company or any of its subsidiaries that are convertible or exchangeable into Common Stock or other Capital Stock of the Company or any of its subsidiaries; provided, however, that no Permitted Issuance shall be an “Equity Issuance” for purposes of this Agreement.

“Equity Issuance Price” means, with respect to any Equity Issuance, the same price per share offered to other investors in such Equity Issuance; provided that if such Equity Issuance is an Underwritten Offering, such price shall be the price offered to the public in such Underwritten Offering, net of any underwriters’ discounts or commissions applicable to such publicly offered shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Full Cooperation” means, in connection with any Underwritten Offering, where, in addition to the cooperation otherwise required by this Agreement, members of senior management of the Company (including the chief executive officer and chief financial officer) fully cooperate with the underwriter(s) in connection with all reasonable and customary recommendations and requests of such underwriter(s), and make themselves available upon reasonable notice to participate in due diligence meetings or calls, “road-show” and other customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s).

“GAAP” means United States generally accepted accounting principles in effect as of the date hereof.

“Holder” means TPG and any Permitted Transferee that becomes a Holder pursuant to Section 4.12.

“Indemnified Party” has the meaning set forth in Section 4.8(c).

“Indemnifying Party” has the meaning set forth in Section 4.8(c).

“Key Committee” has the meaning set forth in Section 2.1(d).

“Key Executive Officer” means, as to the Company, each of its chief executive officer, chief financial officer and chief operating officer, and, to the extent that the Company does not then employ one or more of the foregoing officers, any employee with responsibilities similar to those of a chief executive officer, chief financial officer or chief operating officer.

“Law” means any statue, law, regulation, ordinance, rule, injunction, order, decree, directive, or any similar form of decision of, or determination by, any governmental or self-regulatory authority.

“Mailing Date” has the meaning set forth in Section 2.1(b).

“NASDAQ” means the securities trading exchange operating under that name operated by NASDAQ OMX Group, Inc., including its Global Select Market, its Global Market and its Capital Market, as applicable to any specific securities.

“Non-Recourse Party” has the meaning set forth in Section 6.10.

“Options” means any options, warrants, or other rights to subscribe for, purchase, or otherwise acquire shares of Capital Stock of the Company (or any successor thereto).

“Permitted Issuance” means (a) any issuance of Capital Stock upon the exercise of Options and Convertible Securities outstanding as of the date of this Agreement and in accordance with their terms as in effect on the date of this Agreement, (b) any issuance, sale or authorization pursuant to the Company’s existing compensation arrangements for its directors, officers, employees, consultants and agents or any future compensation arrangements for its directors, officers, employees, consultants and agents that are approved by the Company’s Compensation Committee, (c) any issuance, sale or placement of Capital Stock as consideration in any acquisition transaction that has been approved by the Company Board in accordance with the terms of this Agreement, (d) any issuance of Preferred Stock as a paid-in-kind dividend on the outstanding shares of Preferred Stock pursuant to the terms of the certificate of designation establishing the Preferred Stock, (e) any issuance of Common Stock upon a conversion of Preferred Stock pursuant to terms of the certificate of designation establishing the Preferred Stock, and (f) any issuance of Capital Stock of a subsidiary of the Company to the Company or one of its subsidiaries.

“Permitted Transferee” has the meaning set forth in Section 4.12.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including any governmental authority.

“Piggyback Registration” has the meaning set forth in Section 4.2(a).

“Preferred Stock” means the Series A Contingent Convertible Cumulative Redeemable Preferred Stock of the Company, par value $0.10 per share.

“Pro Rata Portion” means, with respect to TPG and its Affiliates at a given time and with respect to a given Equity Issuance, a number of shares of Common Stock, other Capital Stock or other Securities to be issued, sold or placed in the Equity Issuance equal to the product of (a) the number of shares of Common Stock, other Capital Stock or other Securities proposed to be issued, sold or placed in the Equity Issuance, multiplied by (b) a fraction, the numerator of which is the aggregate number of shares of Common Stock owned by TPG and its Affiliates on an as-converted basis immediately prior to the Equity Issuance, and the denominator of which is the aggregate number of shares of outstanding Common Stock on an as-converted basis immediately prior to the Equity Issuance.

“Purchase Agreement” has the meaning set forth in the Recitals hereto.

“Registrable Securities” means (a) at any time, the shares of Common Stock held beneficially or of record by any of the Holders, including shares of Common Stock that are (i) issued or issuable upon conversion of the Preferred Stock or (ii) acquired by way of a dividend, stock split, recapitalization, plan of reorganization, merger, sale of assets or similar transaction and (b) from and after the second (2nd) anniversary of the date hereof, the shares of Preferred Stock, including shares of Preferred Stock acquired by way of a dividend, stock split, recapitalization, plan of reorganization, merger, sale of assets or otherwise. Registrable Securities shall continue to be Registrable Securities until (x) they are sold pursuant to an effective Registration Statement under the Securities Act or (y) they may be sold by their Holder without registration under the Securities Act pursuant to Rule 144 (or any similar provision then in force) without limitation thereunder on volume or manner of sale or other restrictions under Rule 144.

“Registration Statement” means any registration statement filed by the Company under the Securities Act that covers any of the Registrable Securities, including a prospectus, amendment and supplements thereto, and all exhibits and material incorporated by reference therein.

“Representative” has the meaning set forth in Section 6.14(b).

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor federal statute, rules, or regulations thereto, and in the case of any referenced section of any such statute, rule, or regulation, any successor section thereto, collectively as from time to time amended and in effect.

“SEC” means the Securities and Exchange Commission.

“Securities” means Capital Stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, restricted stock units, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933 or any successor federal statute, and the rules and regulations of the SEC thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

“Shares” means (a) all shares of the Capital Stock of the Company originally issued to, or issued with respect to shares originally issued to, or held by, a stockholder of the Company, whenever issued, including all shares of the Company issued upon the exercise, conversion, or exchange of any Convertible Securities and (b) all Convertible Securities originally granted or issued to, or held by, any stockholder (treating such Convertible Securities as a number of shares equal to the number of shares of the Company for which such Convertible Securities may be converted or exercised, for all purposes of this Agreement, except as otherwise set forth herein).

“Stockholder Approval” means the affirmative vote of holders of a majority of the Common Stock present or represented and entitled to vote at a meeting of stockholders of the Company (other than Common Stock held by TPG and its Affiliates) of certain matters related to the transactions contemplated this Agreement and the Purchase Agreement.

“Super-Majority Approval” has the meaning set forth in Section 2.1(d).

“Suspension Notice” has the meaning set forth in Section 4.6(a).

“TPG Nominated Directors” has the meaning set forth in Section 2.1(a).

“TPG Observers” has the meaning set forth in Section 2.3(a).

“Underwriters’ Maximum Number” means, for any Demand Registration or Piggyback Registration, that number of securities to which such registration should, in the opinion of the managing underwriter(s) of such registration, in light of marketing factors, be limited.

“Underwritten Offering” means any underwritten public offering of Capital Stock by the Company, whether for newly issued Shares or otherwise on behalf of stockholders pursuant to the exercise of registration rights (including a Demand Registration) or otherwise.

“Voting Securities” means at any time shares of any class of Capital Stock or other Securities of the Company that are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events, and any Convertible Securities that may be converted into, exercised for, or otherwise exchanged for such shares of Capital Stock.

Section 1.2 Other Definitional Provisions. When used in this Agreement, the words “hereof,” “herein,” and “hereunder,” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

ARTICLE II.

GOVERNANCE

Section 2.1 TPG’s Representation on The Company Board.

(a) Upon the Closing, (i) the Company Board shall promptly be reconstituted such that the number of members constituting the Company Board shall be eight (8), subject to increase or decrease by the Company Board from time-to-time, in accordance with the certificate of incorporation and bylaws of the Company and this Agreement, and (ii) the Company shall promptly cause two (2) persons designated by TPG to be appointed to the Company Board in the manner provided in the Company’s governing documents for filling vacancies on the Company Board. The members of the Company Board nominated or elected pursuant to this Section 2.1(a) or Section 2.1(b) are referred to herein as the “TPG Nominated Directors.”

(b) After the Stockholder Approval has been obtained, the Company shall cause the number of members constituting the Company Board to be ten (10) and shall promptly cause four (4) persons designated by TPG to be appointed to the Company Board in the manner provided in the Company’s governing documents for filling vacancies on the Company Board (which four persons may include the two (2) TPG Nominated Directors designated in accordance with Section 2.1(a)); provided, that if on the date that the Stockholder Approval is obtained, TPG, together with its Affiliates, does not own at least eighty percent (80%) of the Common Stock on an as-converted basis that TPG, together with its Affiliates, owned as of the Closing, then the number of persons designated by TPG to be appointed to the Company Board shall be equal to the amount determined in accordance with the immediately succeeding sentence and based on the percentage of issued and outstanding Common Stock on an as-converted basis held by TPG, together with its Affiliates, as of such date. Thereafter, subject to Section 2.1(i), for any meeting (or consent in lieu of a meeting) of the Company’s stockholders for the election of members of the Company Board, (i) so long as TPG, together with its Affiliates, owns as of the date of mailing of the Company’s definitive proxy statement in connection with such meeting (the “Mailing Date”) at least thirty percent (30%) of the issued and outstanding Common Stock on an as-converted basis, the Company shall include four (4) persons designated by TPG as members of the slate of Company Board nominees proposed by the Company Board for election by the Company’s stockholders and, subject to the Company Board’s fiduciary duties, shall recommend that the Company’s stockholders vote in favor of the election of all four (4) such nominees, (ii) so long as TPG, together with its Affiliates, owns as of the Mailing Date at least twenty percent (20%), but less than thirty percent (30%), of the issued and outstanding Common Stock on an as-converted basis, the Company shall include three (3) persons designated by TPG as members of the slate of Company Board nominees proposed by the Company Board for election by the Company’s stockholders and, subject to the Company Board’s fiduciary duties, shall recommend that the Company’s stockholders vote in favor of the election of all three (3) such nominees, (iii) so long as TPG, together with its Affiliates, owns as of the Mailing Date at least fifteen percent (15%), but less than twenty percent (20%) of the issued and outstanding Common Stock on an as-converted basis, the Company shall include two (2) persons designated by TPG as members of the slate of Company Board nominees proposed by the Company Board for election by the Company’s stockholders and, subject to the Company Board’s fiduciary duties, shall recommend that the Company’s stockholders vote in favor of the election of both such nominees, (iv) so long as TPG, together with its Affiliates, owns as of the Mailing Date at least five percent (5%), but less than fifteen percent (15%), of the issued and outstanding Common Stock on an as-converted basis, the Company shall include one (1) person designated by TPG as a member of the slate of Company Board nominees proposed by the Company Board for election by the Company’s stockholders and, subject to the Company Board’s fiduciary duties, shall recommend that the Company’s stockholders vote in favor of the election of such nominee. Notwithstanding the foregoing, if TPG, together with its Affiliates, owns as of the Mailing Date less than five percent (5%) of the Company’s issued and outstanding Common

Stock on an as-converted basis, the Company shall not be required to include any persons designated by TPG as members of the slate of Company Board nominees. Subject to the Company Board’s fiduciary duties, the Company Board shall not withdraw any nomination or recommendation required under this Section 2.1(a), unless TPG delivers to the Company Board a written request for such withdrawal. Further, (i) for any meeting (or consent in lieu of a meeting) of the Company’s stockholders for the election of members of the Company Board, the Company Board shall not nominate, in the aggregate, a number of nominees greater than the number of members of the Company Board, (ii) the Company Board shall not recommend the election of any other person to a position on the Company Board for which a TPG Nominated Director has been nominated, and (iii) the Company shall use commercially reasonable efforts to cause each TPG Nominated Director to be elected to the Company Board. If elected to the Company Board, each TPG Nominated Director will hold his or her office as a member of the Company Board for such term as is provided in the certificate of incorporation and bylaws of the Company, or until his or her death, resignation or removal from the Company Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the certificate of incorporation and bylaws of the Company, and applicable Law; provided, that, if the ownership of TPG, together with its Affiliates, of the issued and outstanding Common Stock on an as-converted basis falls below any percentage threshold set forth above, TPG shall have no obligation to cause any TPG Nominated Director to be removed or resign from the Company Board for such reason and provided, further, that, the Company Board may (but shall have no obligation) to elect to cause the applicable TPG Nominated Director or TPG Nominated Directors to be included in the slate of Company Board nominees proposed by the Company Board for election by the Company’s stockholders at the next annual meeting of stockholders called for such purpose. Notwithstanding the foregoing, so long as TPG, together with its Affiliates, owns as of the applicable Mailing Date at least eighty percent (80%) of the Common Stock on an as-converted basis that TPG, together with its Affiliates, owned as of the Closing, the Company shall include the then existing TPG Nominated Directors to be included in the slate of director nominees proposed by the Company Board for election by the Company’s stockholders at the Company’s annual meeting of stockholders called for such purpose in 2014.

(c) If the ownership of issued and outstanding Common Stock on an as-converted basis by TPG, together with its Affiliates, falls below any of the thresholds set forth in Section 2.1(b), Section 2.1(d) or Section 2.1(e), as applicable, then the number of persons that TPG shall be entitled to (i) designate for nomination to the Company Board, in the case of Section 2.1(b) and/or (ii) designate to any Committee in the case of Section 2.1(d) and/or Section 2.1(e), as applicable, shall be immediately and permanently reduced in accordance with such thresholds and the number of persons TPG is entitled to designate shall not thereafter increase even if such ownership subsequently increases.

(d) Upon the Closing, the Company Board shall (i) establish, and thereafter maintain, a Finance Committee, the rights and responsibilities of which shall include those described on Exhibit A hereto (the “Finance Committee”), and the Finance Committee shall have the power and authority to approve the items described on Exhibit A subject to any further Company Board approval as may otherwise be required, and (ii) cause the Compensation Committee of the Company Board (the “Compensation Committee,” and together with the Finance Committee, the “Key Committees”) to have the rights and responsibilities described on Exhibit B hereto and otherwise set forth in the Compensation Committee Charter or required by

NASDAQ, and the Compensation Committee shall have the power and authority to approve the items described on Exhibit B subject to any further Company Board approval as may otherwise be required. For so long as TPG has the right to designate at least one (1) TPG Nominated Director to serve on the Key Committees, (A) the Finance Committee may only take action with the affirmative vote or consent of a majority of its members, provided, that so long as TPG has the right to designate at least two (2) TPG Nominated Directors to serve on the Finance Committee, the Finance Committee may not take (x) any action described in clauses (i), (ii), or (iii) on Exhibit A hereto, (y) any action described in clause (iv) on Exhibit A to the extent that such action relates to a Key Executive Officer, or (z) any action described in clause (v) on Exhibit A solely to the extent that such action described in clause (v) involves an amount greater than $15 million, in each case, absent the affirmative approval of at least one (1) TPG Nominated Director then serving on the Finance Committee, (B) the Compensation Committee may only take action with the affirmative vote or consent of a majority of its members, provided, that so long as TPG has the right to designate at least two (2) TPG Nominated Directors to serve on the Compensation Committee, the Compensation Committee may not take any action described on Exhibit B hereto, to the extent that such action relates to a Key Executive Officer, absent the affirmative approval of at least four (4) of the five (5) directors (the “Super-Majority Approval”) then serving on the Compensation Committee provided, further, that any grant and administration of an equity award to a person subject to Section 16 of the 1934 Act shall be approved by a majority (or, if all members of the Compensation Committee qualify as set forth below, a Super-Majority Approval) of only those members of the Compensation Committee who satisfy the definition of “non-employee directors” under Rule 16b-3 of the 1934 Act and any grant and administration of incentive compensation intended to constitute “performance-based compensation” under Section 162(m) of the Internal Revenue Code because the Compensation Committee has determined that such classification is in the best interests of the Company’s stockholders shall be approved only by those members of the Compensation Committee who satisfy the definition of “outside directors” under Section 162(m) of the Internal Revenue Code and (C) the Company Board will not authorize, and the Company Board will not take, any action described on Exhibit A or Exhibit B hereto, as the case may be, absent the affirmative approval of the Finance Committee or the Compensation Committee, as the case may be. Upon the Closing, the Company shall cause each of the Key Committees to be comprised of and remain at five (5) members and the Company shall, in the case of each Key Committee, promptly cause two (2) of the TPG Nominated Directors designated by TPG that meet SEC and NASDAQ qualifications for such Key Committee to be appointed to such Key Committee. Following such appointments, with respect to each Key Committee, (i) so long as TPG, together with its Affiliates, owns at least fifteen percent (15%) of the issued and outstanding Common Stock on an as-converted basis, the Company Board shall include two (2) of the TPG Nominated Directors designated by TPG that meet SEC and NASDAQ qualifications for such Key Committee to be appointed to such Key Committee; and (ii) so long as TPG, together with its Affiliates, owns at least five percent (5%), but less than fifteen percent (15%), of the issued and outstanding Common Stock on an as-converted basis, the Company Board shall include one (1) of the TPG Nominated Directors designated by TPG that meets SEC and NASDAQ qualifications for such Key Committee to be appointed to such Key Committee. If TPG, together with its Affiliates, owns less than five percent (5%) of the issued and outstanding Common Stock on an as-converted basis, the Company Board shall not be required to include any persons designated by TPG on any Key Committee.

(e) Upon the Closing and except for the Key Committees, the composition of which is described above, the Company shall promptly cause each other committee of the Company Board (each, an “Other Committee,” and together with each Key Committee, each a “Committee”) to be comprised of three (3) members. Upon the Closing, with respect to each such Other Committee, the Company shall promptly cause one (1) of the TPG Nominated Directors designated by TPG that meets SEC and NASDAQ qualifications for such Other Committee to be appointed to such Other Committee. Following such appointment(s), with respect to each such Other Committee, so long as TPG, together with its Affiliates, owns at least five percent (5%) of the issued and outstanding Common Stock on an as-converted basis, the Company Board shall include one (1) of the TPG Nominated Directors designated by TPG that meets SEC and NASDAQ qualifications for such Other Committee to be appointed to such Other Committee.

(f) TPG shall cause any TPG Nominated Director to resign from the Company Board and any Committees on which such TPG Nominated Director serves and the Company shall have no obligation to nominate or recommend any TPG Nominated Director, if such TPG Nominated Director, as determined by the Company Board in good faith, (i) is prohibited or disqualified from serving as a director of the Company under any rule or regulation of the SEC, the NASDAQ or by applicable Law, (ii) has engaged in acts or omissions constituting a breach of the TPG Nominated Director’s duty of loyalty to the Company and its stockholders, (iii) has engaged in acts or omissions that involve an intentional violation of Law or (iv) has engaged in any transaction involving the Company from which such TPG Nominated Director derived an improper personal benefit that was not disclosed to the Company Board prior to the authorization of such transaction; provided, however, that, subject to the limitations set forth in this Article II, including Section 2.1(a), Section 2.1(b), Section 2.1(c), Section 2.1(d), and Section 2.1(e), TPG shall have the right to replace such resigning TPG Nominated Director with a new TPG Nominated Director, such newly named TPG Nominated Director to be appointed promptly to the Company Board in the manner set forth in the Company’s governing documents for filling vacancies on the Company Board.

(g) For so long as TPG has the right to designate at least one (1) TPG Nominated Director for nomination to the Company Board pursuant to Section 2.1(a) above, the Company Board shall fill vacancies created by reason of death, removal or resignation of any TPG Nominated Director promptly upon request by TPG and only as directed by TPG, subject to the terms and conditions set forth in this Section 2.1 (including the applicable ownership thresholds). The Company Board shall fill any other vacancy by reason of death, removal or resignation of any Director only as directed by the remaining Directors who are not TPG Nominated Directors. Further, for so long as TPG has the right to designate at least one (1) TPG Nominated Director for appointment to any Committee pursuant to Section 2.1(d) and Section 2.1(e) above, the Company Board shall appoint and remove the TPG Nominated Directors as members of any such Committee promptly upon request by TPG and only as directed by TPG, and shall fill vacancies created by reason of death, removal or resignation of any TPG Nominated Director promptly upon request by TPG and only as directed by TPG, subject to the terms and conditions set forth in this Section 2.1 (including the applicable ownership thresholds). So long as TPG has promptly named a replacement, following any death, removal or resignation of any TPG Nominated Director, and prior to any the appointment of such replacement in accordance with this Agreement, the Company Board agrees not to authorize or take, and agrees to cause each Committee not to authorize or take, any action that would otherwise require the consent of a TPG Nominated Director until such time as such newly named TPG Nominated Director has been so appointed to the Company Board or such Committee, unless the members of the Company Board determine in good faith, after consultation with outside legal counsel, that they are required by applicable law, regulation or their fiduciary duties to take such action sooner.

(h) Each TPG Nominated Director who is elected to the Company Board shall be indemnified by the Company and its subsidiaries, if applicable, in connection with his or her service as a member of the Company Board or any Committee to the fullest extent permitted by law and will be exculpated from liability for damages to the fullest extent permitted by law and as otherwise is consistent with the indemnification and exculpation provided to each other Director on the Company Board. Without limiting the foregoing in this Section 2.1(h), each TPG Nominated Director who is elected to the Company Board shall be entitled to receive from the Company and its subsidiaries, if applicable, the same insurance coverage in connection with his or her service as a member of the Company Board and any Committee as is provided for each of the other members of the Company Board or Committee, as applicable.

(i) TPG shall only designate a person to be a TPG Nominated Director and to be a member of any Committee if TPG in good faith and after due inquiry believes that such person (i) is not prohibited from or disqualified from serving as a director of the Company pursuant to any rule or regulation of the SEC, the NASDAQ or applicable Law, (ii) meets the objective independence standards set forth in clauses (A) through (G) of NASDAQ Marketplace Rule 5605(a)(2) (as such provisions may be amended or supplemented), (iii) is a person with respect to which no event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the 1934 Act (as such provisions may be amended or supplemented) has occurred (iv) meets the applicable standards for being a member of any Committee for which such TPG Nominated Director is designated and (v) has the requisite skill and experience to serve as a director of a publicly traded company. Notwithstanding anything to the contrary in this Section 2.1, the parties hereto agree that members of the Company Board shall retain the right to object to the nomination, election or appointment of, and the Company shall not be required to accept for designation, any TPG Nominated Director for service on the Company Board or any Committee if the members of the Company Board determine in good faith, after consultation with outside legal counsel, that such TPG Nominated Director fails to meet the criteria set forth above or, solely for the purposes of testing the independence of such Person as such term is applied to members of the Company’s audit or compensation committee, any other applicable qualifications for members of the audit or compensation committees, or such nomination, election or appointment of such TPG Nominated Director would result in a breach by the Company Board of its fiduciary duties to its stockholders. In the event that the members of the Company Board object to the nomination, election or appointment of any TPG Nominated Director to the Company Board or any Committee pursuant to the terms of this Section 2.1(i), the Company Board shall nominate or appoint, as applicable, another individual designated by TPG as the TPG Nominated Director nominated for election to the Company Board or appointed to the Committee, as applicable, that meets the criteria set forth in this Section 2.1. So long as TPG has promptly named a replacement, following any such objection to any TPG Nominated Director, and prior to any the appointment of such replacement in accordance with this Agreement, the Company Board agrees not to authorize or take, and agrees to cause each Committee not to authorize or take, any action that would otherwise require the consent of a TPG Nominated Director until such time as such newly named TPG Nominated Director has been so appointed to the Company Board or such Committee, unless the members of the Company Board determine in good faith, after consultation with outside legal counsel, that they are required by applicable law, regulation or their fiduciary duties to take such action sooner.

(j) The rights of TPG set forth in this Section 2.1 shall be in addition to, and not in limitation of, such voting rights that TPG may otherwise have as a holder of Capital Stock of the Company, subject to Section 5.1 below.

Section 2.2 Consent Rights.

(a) For so long as TPG, together with its Affiliates, owns at least the greater of (i) twenty-five percent (25%) of the outstanding Common Stock on an as-converted basis that TPG, together with its Affiliates, owned as of the Closing or (ii) ten percent (10%) of the Company’s then outstanding Common Stock on an as-converted basis, prior written consent of TPG will be required for:

(A) Any modification or amendment of the Company’s or any of its subsidiaries’ articles of incorporation, certificates of incorporation, bylaws, operating agreement or similar organizational documents (whether by merger, consolidation or otherwise), including the reclassification of any shares of Capital Stock, as applicable, provided that no consent of TPG will be required under this Section 2.2(a) if (a) with respect to the Company or Avatar Properties Inc., such modification or amendment does not adversely alter or affect the rights of TPG under such document in any respect or (b) with respect to any other Company subsidiary, such modification or amendment does not materially adversely alter or affect the rights of TPG under such document;

(B) (1) Any voluntary liquidation, dissolution or winding-up of the business and affairs of the Company or any of its subsidiaries, (2) any filing of any bankruptcy petition or assignment for the benefit of creditors generally, (3) any commencement of any voluntary proceeding that seeks reorganization or other relief under any bankruptcy or similar Law, (4) any seeking of the appointment of a trustee, receiver, custodian or other similar official with respect to the Company or any of its subsidiaries or any substantial part of the Company’s or any of its subsidiaries’ property, (5) any consent to any involuntary bankruptcy or similar proceeding, and (6) any authorization, approval, adoption or giving effect to any resolution or agreement or plan of voluntary liquidation, dissolution or winding-up of the Company or any of its subsidiaries;

(C) Any increase or decrease of the size of the Company Board or any Committee;

(D) Any change in the charter of the Finance Committee or the Compensation Committee (other than as expressly contemplated hereby or as may be required to comply with any applicable SEC or NASDAQ rule or other applicable Law); and

(E) Any Equity Issuance of Securities that rank senior to the Common Stock.

(b) The rights of TPG and its Affiliates set forth in this Section 3.2 shall be in addition to, and not in limitation of, such voting rights that TPG and its Affiliates may otherwise have as holders of Capital Stock of the Company, subject to Section 5.1.

Section 2.3 TPG Observer Rights.

(a) In addition, for so long as TPG or its Affiliates continue to hold any Preferred Stock, TPG shall have the right to designate up to two (2) non-voting observers that are reasonably acceptable to the Company (the “TPG Observers”) to the Company Board (with the specific amount to equal the number of Directors TPG would be entitled to at such time had the Shareholder Vote been obtained less the number of TPG Nominated Directors then on the Company Board, but with the understanding that at no time shall TPG be entitled to appoint more TPG Observers than TPG Nominated Directors). Subject to the other provisions of this Section 2.3, TPG Observers shall be entitled to (i) receive all notices, meeting materials and other information provided to the members of the Company Board and (ii) attend in a non-voting observer capacity all meetings of the Company Board to the same extent as any directors present at such meetings.

(b) Each TPG Observer shall agree to hold in confidence and trust and to act in a manner consistent with the fiduciary obligations of a director with respect to all information in his or her capacity as TPG Observer.

(c) Notwithstanding anything to the contrary herein, (i) no TPG Observer shall be entitled to attend or receive any information with respect to any Executive Session of the Board or any of its Committees, (ii) the Company Board reserves the right to withhold any information from any TPG Observer if (A) access to such information or attendance at such meeting could (1) adversely affect the attorney-client privilege between the Company and its counsel, (2) result in disclosure of trade secrets, (3) involve a conflict of interest, or (4) cause the Company to violate the Company’s obligations with respect to confidential or proprietary information of third parties, or (B) such TPG Observer is affiliated with a competitor of the Company and (iii) the Company Board reserves the right to exclude any TPG Observer from any meeting or portion thereof.

Section 2.4 Termination. All of the rights of TPG and its Affiliates under this Article II shall terminate and cease to be of any further force or effect upon the earliest date that TPG, together with its Affiliates, owns less than five percent (5%) of the Company’s issued and outstanding Common Stock on an as-converted basis.

ARTICLE III.

PRE-EMPTIVE RIGHTS

Section 3.1 Pre-Emptive Rights.

(a) For so long as TPG, together with its Affiliates, owns at least ten percent (10%) of the outstanding Common Stock on an as-converted basis, TPG or one or more TPG Affiliates designated by TPG shall have the option and right (but not the obligation) to participate (or nominate any of TPG’s Affiliates to participate) in any Equity Issuance by purchasing up to TPG’s and its Affiliates’ Pro Rata Portion of such Equity Issuance at the Equity

Issuance Price and the same terms and conditions as offered to other investors in the Equity Issuance. The Company agrees to use its reasonable best efforts to take any and all action, or to cause such action to be taken, as is necessary or appropriate to allow TPG or its Affiliate(s), as applicable, to fully participate in any Equity Issuance in accordance with the provisions of this Agreement; provided, that if the Company’s stockholders (excluding TPG) have not approved the conversion of the Preferred Stock, TPG shall (at its option (and in lieu of the rights to which TPG would have otherwise been entitled had the conversion of the Preferred Stock been approved)) have the right to purchase a number of shares of Preferred Stock having, in the aggregate, a Liquidation Preference (as such term is defined in the certificate of designation establishing such Preferred Stock) equal to the aggregate value of the Pro Rata Portion of such Equity Issuance that TPG would have (had the conversion of the Preferred Stock been approved) otherwise been entitled to purchase.

(b) For so long as TPG has rights set forth in Section 3.1(a), in the event the Company proposes to undertake an Equity Issuance, the Company shall give TPG prior written notice of its intention, describing the type of equity interests, the price at which such securities are proposed to be issued (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the notice is given, the method of determining the price and an estimate thereof), and the general terms and conditions upon which the Company proposes to effect the Equity Issuance. TPG and its Affiliates shall have fifteen (15) Business Days (or, if the Company expects that the proposed Equity Issuance will be effected in less than fifteen (15) Business Days, such shorter period, that shall be as long as practicable, as may be required in order for TPG and its Affiliates to participate in such proposed Equity Issuance) from the date TPG receives notice of the proposed Equity Issuance to elect to purchase their Pro Rata Portion of such Equity Issuance for the consideration and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of equity interests to be purchased. Any such notice shall be irrevocable.

(c) In the event that neither TPG nor any of its Affiliates exercises the right set forth in Section 3.1(b) above within the applicable period set forth above, the Company shall have ninety (90) days thereafter to sell the equity interests in respect of which such pre-emptive rights were not exercised, at a price and upon general terms not materially more favourable to the purchasers thereof than specified in the Company’s notice to TPG. In the event that the Company has not sold the equity interests within such ninety (90) day period, the Company shall not thereafter issue or sell any equity interests without first offering the applicable Pro Rata Portion of such securities to TPG and its Affiliates pursuant to this Section 3.1.

(d) The Company shall have the right, in its sole discretion, at all times prior to consummation of any proposed Equity Issuance giving rise to the rights granted by this Section 3.1, to abandon, withdraw or otherwise terminate such proposed Equity Issuance, without any liability to TPG or its Affiliates.

ARTICLE IV.

REGISTRATION RIGHTS

Section 4.1 Demand Registration.

(a) Subject to the provisions hereof, at any time on or after the six (6) month anniversary of the Closing Date (as defined in the Purchase Agreement), the Holders of a majority of Registrable Securities shall have the right to require the Company to file a Registration Statement registering for sale all or part of their respective Registrable Securities under the Securities Act (a “Demand Registration”) by delivering a written request therefor to the Company (i) specifying the number of Registrable Securities to be included in such registration by such Holder or Holders, (ii) specifying whether the intended method of disposition thereof is pursuant to an Underwritten Offering (as defined below), and (iii) containing all information about such Holder required to be included in such Registration Statement in accordance with applicable law. As soon as practicable after the receipt of such demand, the Company shall (x) promptly notify all Holders from whom the request for registration has not been received and (y) use commercially reasonable efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) of the Registrable Securities that the Company has been so requested to register; provided, however, that (i) the Holders shall not make a request for a Demand Registration under this Section 4.1(a) for Registrable Securities having an anticipated aggregate offering price of less than $5,000,000, (ii) the Holders will not be entitled to require the Company to effect more than three (3) Demand Registrations in the aggregate under this Agreement, and (iii) the Company will not be obligated to effect more than one (1) Demand Registration in any six (6) month period.

(b) The offering of the Registrable Securities pursuant to such Demand Registration may be in the form of an Underwritten Public Offering. In such case, (i) the Holders of a majority of the shares of Registrable Stock to be sold in the Underwritten Offering may designate the managing underwriter(s) of the Underwritten Offering and (ii) the Company shall (together with the Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form for underwriting agreements for firm commitment offerings by a selling holder of equity securities with the managing underwriter(s) proposing to distribute their securities through such Underwritten Offering, which underwriting agreement shall have indemnification provisions in substantially the form as set forth in Section 5.8 of this Agreement; provided, that (i) the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriter(s) shall also be made to and for the benefit of the Holders proposing to distribute their securities through the Underwritten Offering, (ii) no Holder shall be required to make any representations and warranties to, or agreements with, any underwriter in a registration other than customary representations, warranties and agreements and (iii) the liability of each Holder in respect of any indemnification, contribution or other obligation of such Holder arising under such underwriting agreement (a) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for inclusion therein and (b) shall not in any event, absent fraud or intentional misrepresentation, exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such Underwritten Offering. No Holder may participate in any such Underwritten Offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. The Company shall not be obligated to effect or participate in any Underwritten Offering during any lock-up period required by the underwriter(s) in any prior underwritten offering of Company securities.

(c) If, in connection with a Demand Registration in the form of an Underwritten Offering, the managing underwriter(s) give written advice to the Company of an Underwriters’ Maximum Number, then (i) the Company shall so advise all Holders of Registrable Securities to be included in such Underwritten Offering and (ii) the Company will be obligated and required to include in such Underwritten Offering that number of Registrable Securities requested by the Holders thereof to be included in such registration and that does not exceed such Underwriters’ Maximum Number prior to the inclusion of other securities that have been requested to be so included by any other person, and such Registrable Securities shall be allocated pro rata among the Holders thereof on the basis of the number of Registrable Securities requested to be included therein by each such Holder.

(d) A registration will not be deemed to have been effected as a Demand Registration unless the Registration Statement relating thereto has been declared effective by the SEC, at least 75% of the Registrable Securities requested to be included in the registration by the Holders are included in such registration, and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if, after it has become effective, (i) such Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of the Registrable Securities pursuant to the registration, and in each case less than all of the Registrable Securities covered by the effective Registration Statement are actually sold by the selling Holder or Holders pursuant to the Registration Statement, or (ii) if, in the case of an Underwritten Offering, the Company fails to provide Full Cooperation, then such registration will be deemed not to have been effected for purposes of clause (ii) of the proviso to Section 4.1(a). If (i) a registration requested pursuant to this Section 4.1 is deemed not to have been effected as a Demand Registration or (ii) the registration requested pursuant to this Section 4.1 does not remain continuously effective until the earlier of forty-five (45) days after the commencement of the distribution by the Holders of the Registrable Securities covered by such registration or the completion of such distribution, then the Company shall continue to be obligated to effect a Demand Registration pursuant to this Section 4.1 of the Registrable Securities included in such registration. In circumstances not including the events described in the immediately two preceding sentences of this Section 4.1(d), each Holder of Registrable Securities shall be permitted voluntarily to withdraw all or any part of its Registrable Securities from a Demand Registration at any time prior to the commencement of marketing of such Demand Registration, provided that such registration nonetheless shall count as a Demand Registration for purposes of clause (ii) of the proviso to Section 4.1(a).

Section 4.2 Piggyback Registration.

(a) At any time after the six (6) month anniversary of the Closing Date (as defined in the Purchase Agreement), if (and on each occasion that) the Company proposes to register any of its securities under the Securities Act (other than (i) pursuant to Section 4.1, (ii) in connection with registrations on Form S-4 or S-8 promulgated by the Securities and Exchange Commission or any successor or similar forms, (iii) in connection with a Rule 145 transaction, or (iv) in connection with registrations on any registration form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), whether for its own account or the account of any of its security holders (each such registration not withdrawn or abandoned prior to the effective date thereof being herein referred to as a “Piggyback Registration”), the Company shall give written notice to all Holders of such proposal promptly, but in no event later than ten (10) Business Days prior to the anticipated filing date.

(b) Subject to the provisions contained in paragraphs (a) and (c) of this Section 4.2 and in the last sentence of this paragraph (b), the Company will be obligated and required to include in each Piggyback Registration such Registrable Securities as requested in a written notice from any Holder delivered to the Company no later than five (5) Business Days following delivery of the notice from the Company specified in Section 4.2(a). The Holders of Registrable Securities shall be permitted to withdraw all or any part of their shares from any Piggyback Registration at any time on or before the earlier of the fifth business day prior to the planned effective date of such Piggyback Registration and a public filing with respect to such Piggyback Registration, except as otherwise provided in any written agreement with the Company’s underwriter(s) establishing the terms and conditions under which such Holders would be obligated to sell such securities in such Piggyback Registration. The Company may terminate or withdraw any Piggyback Registration prior to the effectiveness of such registration, whether or not the Holders have elected to include Registrable Securities in such registration.

(c) If a Piggyback Registration is an Underwritten Offering on behalf of a holder of Company securities other than Holders, and the managing underwriter(s) advise the Company that in their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company shall include in such registration (i) first, the number of securities to be sold by the Company, (ii) second, the number of securities requested to be included therein by such holder(s) requesting such registration, (iii) third, the number of securities requested to be included therein by all Holders who have requested registration of Registrable Securities in accordance with Section 4.2(a), pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder and (iv) fourth, any other securities that have been requested to be so included by any other person. If a Piggyback Registration is an Underwritten Offering on behalf of the Company, and the managing underwriter(s) advise the Company that in their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company shall include in such registration (i) first, the number of securities to be sold by the Company, (ii) second, the number of securities requested to be included therein by holder(s) with priority over the Holders with respect to such registration (including the parties to that certain registration rights agreement with the Company dated October 25, 2010), (iii) third, the number of securities requested to be included therein by all Holders who have requested registration of Registrable Securities in accordance with Section 4.2(a), pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder and (iv) fourth, any other securities that have been requested to be so included by any other person.

(d) In any Piggyback Registration that is an Underwritten Offering, the Company shall have the right to select the managing underwriter(s) for such registration.

(e) The Company shall not hereafter grant to any Person the right to request the Company to register any shares of Company securities in a Piggyback Registration unless such rights are consistent with the provisions of this Section 4.2.

Section 4.3 Registration Expenses. In connection with registrations pursuant to Section 4.1 or Section 4.2 hereof, the Company shall pay all of the costs and expenses incurred in connection with the registrations thereunder (the “Registration Expenses”), including all (a) registration and filing fees and expenses, including, without limitation, those related to filings with the SEC, (b) fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) reasonable processing, duplicating and printing expenses, including expenses of printing prospectuses reasonably requested by any Holder, (d) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any liability insurance and the expense of any annual audit or quarterly review), (e) fees and expenses incurred in connection with listing the Registrable Securities for trading on a national securities exchange, (f) fees and expenses in connection with the preparation of the registration statement and related documents covering the Registrable Securities, (g) fees and expenses, if any, incurred with respect to any filing with FINRA, (h) any documented out-of-pocket expenses of the underwriter(s) incurred with the approval of the Company, (i) the cost of providing any CUSIP or other identification numbers for the Registrable Securities, (j) fees and expenses and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including, without limitation, the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested), (k) fees and expenses of any special experts retained by the Company in connection with such registration, and (l) reasonable and documented fees and expenses of one firm of counsel for the Holders to be selected by the Holders of a majority of the Registrable Securities to be included in such registration (“Holders’ Counsel”); provided, however, that the Company shall reimburse the Holders for the reasonable and documented fees and disbursements of one, but not more than one, additional counsel retained by any Holder for the purpose of rendering any opinion required by the Company or the managing underwriter(s) to be rendered on behalf of such Holder in connection with any Demand Registration. Notwithstanding the foregoing, the Holders shall be responsible, on a pro rata basis based on the number of Registrable Securities included in the applicable registered offering by each such Holder, for any underwriting discounts, commissions and stock transfer fees attributable to the sale of Registrable Securities pursuant to a Registration Statement and any other out-of-pocket expenses of the Holders not required to be paid by the Company pursuant to this Section 4.3. The obligation of the Company to bear the expenses described in this Section 4.3 and to pay or reimburse the Holders for the expenses described in this Section 4.3 shall apply irrespective of whether any sales of Registrable Securities ultimately take place.

Section 4.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. In connection with any such registration:

(a) The Company will, as soon as reasonably practicable after its receipt of the request for registration under Section 4.1(a) (and in any event within ninety (90) days), prepare and file with the Commission a Registration Statement on Form S-1, Form S-3 or another appropriate Securities Act form reasonably acceptable to the Holders, and use commercially reasonable efforts to cause such Registration Statement to become and remain effective until the completion of the distribution contemplated thereby.

(b) The Company will (i) promptly prepare and file with the Commission such amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof, (ii) cause the prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, and (iii) comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the prospectus.

(c) The Company will, at least ten (10) days prior to filing a Registration Statement or at least five (5) days prior to filing a prospectus or any amendment or supplement to such Registration Statement or prospectus, furnish to (i) each Holder of Registrable Securities covered by such Registration Statement, (ii) Holders’ Counsel and (iii) each underwriter of the Registrable Securities covered by such Registration Statement, copies of such Registration Statement and each amendment or supplement as proposed to be filed, together with any exhibits thereto, which documents will be subject to reasonable review and comment by each of the foregoing Persons within five (5) days after delivery, and thereafter, furnish to such Holders, Holders’ Counsel and the underwriter(s), if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents or information as such Holder, Holders’ Counsel or the underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the plan of distribution set forth in the prospectus included in the Registration Statement; provided, however, that notwithstanding the foregoing, if the Company intends to file any prospectus, prospectus supplement or prospectus sticker that does not make any material changes in the documents already filed, then Holders’ Counsel will be afforded such opportunity to review such documents prior to filing consistent with the time constraints involved in filing such document, but in any event no less than one (1) day.

(d) The Company will promptly notify each Holder of any stop order issued or threatened by the SEC and, if entered, use commercially reasonable efforts to prevent the entry of such stop order or to remove it as soon as reasonably possible.

(e) On or prior to the date on which the Registration Statement is declared effective, the Company shall use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other lawful acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of such Registrable Securities, and use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

(f) The Company will notify each Holder, Holders’ Counsel and the underwriter(s) promptly and (if requested by any such Person) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or prospectus or for additional information to be included in any Registration Statement or prospectus or otherwise, (iii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or blue sky laws or the initiation of any proceedings for that purpose, and (iv) of the happening of any event that requires the making of any changes in a Registration Statement or related prospectus or any document incorporated or deemed to be incorporated by reference therein so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in the Registration Statement and prospectus not misleading in light of the circumstances in which they were made; and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Holder hereby agrees to keep any disclosures under subsection (iv) above confidential until such time as a supplement or amendment is filed.

(g) The Company and the Holders will furnish customary closing certificates and other deliverables to the underwriter(s) and the Holders and enter into customary agreements satisfactory to the Company (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

(h) The Company will make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (in each case after reasonable prior notice and at reasonable times during normal business hours and without unnecessary interruption of the Company’s business or operations), such financial and other records, pertinent corporate documents and properties of the Company as such underwriter may reasonably request in connection with its customary due diligence procedures, and cause the Company’s officers, directors, employees and independent accountants to supply such information as is reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the Registration Statement.

(i) The Company, during the period when the prospectus is required to be delivered under the Securities Act, promptly will file all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(j) The Company shall use commercially reasonable efforts to cause all Registrable Securities registered pursuant to the terms hereof to be listed on each national securities exchange on which the Common Stock of the Company is then listed; provided, however, such obligation shall apply to the Preferred Stock only upon request of the Holder and only to the extent the Preferred Stock is eligible for such listing.

(k) The Company shall use commercially reasonable efforts to cooperate and assist in obtaining of all necessary approvals from FINRA, if any.

(l) The Company shall provide a transfer agent and registrar for the Registrable Securities not later than the effective date of such Registration Statement.

(m) If requested, the Company shall furnish to each Holder a copy of all documents filed with and all correspondence from or to the SEC in connection with the offering of Registrable Securities.

(n) The Company otherwise shall use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC.

(o) The Company shall furnish to any requesting underwriter in an Underwritten Offering, addressed to such underwriter, (i) an opinion of the Company’s counsel (which may be the Company’s General Counsel), dated the date of the closing of the sale of any Registrable Securities thereunder, as well as a consent to be named in the Registration Statement or any prospectus thereto, and (ii) comfort letters and consent to be named in the Registration Statement or any prospectus relating thereto signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the Registration Statement, in each case covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and (in the case of the accountants’ comfort letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or comfort letters to the underwriters in an Underwritten Offering.

(p) In connection with each Demand Registration, the Company shall cause there to occur Full Cooperation.

For purposes of Section 4.4(a) and Section 4.4(b), the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and one hundred twenty (120) days after the effective date thereof.

Section 4.5 Holders’ Obligations. The Company may require each Holder to promptly furnish in writing to the Company such information as the Company may from time to time reasonably request in connection with the distribution of the Registrable Securities and such other information as may be legally required in connection with such registration, including all such information as may be requested by the SEC. Each Holder agrees that, notwithstanding the provisions of Section 4.6 hereof, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.4(f) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.4(f) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession and retained solely in accordance with record retention policies then-applicable to such Holder, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.4(f) hereof to the date when the Company shall make available to the Holders a prospectus supplemented or amended to conform with the requirements of Section 4.4(f) hereof.

Section 4.6 Blackout Provisions.

(a) Notwithstanding anything in this Agreement to the contrary, by delivery of written notice to the participating Holders (a “Suspension Notice”) stating which one or more of the following limitations shall apply to the addressee of such Suspension Notice, the Company may (i) postpone effecting a registration under this Agreement, or (ii) require such addressee to refrain from disposing of Registrable Securities under the registration, in either case for a period of no more than forty-five (45) consecutive days from the delivery of such Suspension Notice (which period may not be extended or renewed). The Company may postpone effecting a registration or apply the limitations on dispositions specified in clause (ii) of this Section 4.6(a) if (x) the Company Board, in good faith, determines that such registration or disposition would materially impede, delay or interfere with any material transaction then pending or proposed to be undertaken by the Company or any of its subsidiaries, or (y) the Company in good faith determines that the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company Board, in good faith, reasonably believes would not be in the best interests of the Company; provided that the Company may not take any actions pursuant to this Section 4.6(a) for a period of time in excess of ninety (90) days in the aggregate in any twelve (12)-month period.

(b) If the Company shall take any action pursuant to clause (ii) of Section 4.6(a) with respect to any participating Holder in a period during which the Company shall be required to cause a Registration Statement to remain effective under the Securities Act and the prospectus to remain current, such period shall be extended for such Person by one (1) day beyond the end of such period for each day that, pursuant to Section 4.6(a), the Company shall require such Person to refrain from disposing of Registrable Securities owned by such Person.

Section 4.7 Exchange Act Registration. The Company will use its commercially reasonable efforts to timely file with the SEC such information as the SEC may require under Section 13(a) or Section 15(d) of the Exchange Act and the Company shall use its commercially reasonable efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act with respect to its Common Stock. The Company shall furnish to any holder of Registrable Securities forthwith upon request such reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such Registrable Securities without registration to the extent that such reports or documents are not publicly available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto. Certificates evidencing Registrable Securities shall not contain any restrictive legend at such time as a Holder has provided reasonable evidence to the Company (including any customary broker’s or selling stockholder’s letters but expressly excluding an opinion of counsel other than with respect to clauses (d) or (e) below), that (a) there has been a sale of such Registrable Securities pursuant to an effective registration statement, (b) there has been a sale of such Registrable Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (c) such Registrable Securities are then eligible for sale under Rule 144(b)(i), (d) in connection with a sale, assignment or other transfer (other than under Rule 144), upon request of the Company, such Holder provides the Company with an opinion of counsel to such Holder, in a reasonably acceptable form, to the effect that such sale, assignment or transfer of the Registrable Securities may be made without registration under the applicable requirements of the Securities Act or (e) such legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the SEC). Following such time as restrictive legends are not required to be placed on certificates representing Registrable Securities pursuant to the preceding sentence, the Company will, no later than five (5) Business Days following the delivery by a Holder to the Company or the Company’s transfer agent of a certificate representing Registrable Securities containing a restrictive legend and the foregoing evidence (and opinion if applicable), deliver or cause to be delivered to such Holder, or such Holder’s designated custodian, a certificate representing such Registrable Securities that is free from all restrictive legends or credit the balance account of such Holder’s or such Holder’s nominee with DTC (if DTC is then offered by the Company and its transfer agent) with a number of shares of Common Stock equal to the number of shares of Common Stock represented by the certificate so delivered by such Holder, or such Holder’s designated custodian, as the case may be.

Section 4.8 Indemnification.

(a) Indemnification by the Company. The Company agrees, notwithstanding the termination of this Agreement, to indemnify and hold harmless, to the fullest extent permitted by law, each Holder and each of its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, managing members, general and limited partners, officers, directors, employees and agents of such controlling Person (each, a “Controlling Person”), from and against any and all losses, claims, damages, settlement amounts (only if the Company consented in writing to the settlement, which consent shall not be unreasonably withheld), liabilities, reasonable attorneys’ fees, costs and expenses of investigating and defending any such claim (collectively, “Damages”) and any action in respect thereof to which such Holder, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and any such Controlling Persons may become subject to under the Securities Act or otherwise, but only insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus of the Company, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, except insofar as the same are based upon information furnished in writing to the Company by such Holder or any of its managers, members, managing members, general partners, officers, directors, employees and Controlling Persons expressly for use therein, and shall reimburse such Holder, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, and each such Controlling Person for any legal and other expenses reasonably incurred by such Holder, its managers, members, managing members, general and limited partners, officers, directors, employees and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings. In addition to the indemnity contained herein, the Company will reimburse each Holder for its reasonable out-of-pocket legal and other expenses (including the reasonable out-of-pocket cost of any investigation, preparation and travel in connection therewith) as incurred in connection therewith, as promptly as practicable after such expenses are incurred and invoiced.

(b) Indemnification by the Holder. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the managers, members, managing members, general and limited partners, officers, directors, employees and agents of such controlling Person, to the same extent as the foregoing indemnity from the Company to the Holder, but only with respect to information related to the Holder, or its plan of distribution, furnished in writing by the Holder or any of its managers, members, managing members, general partners, officers, directors, employees and Controlling Persons to the Company expressly for use in any Registration Statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus. No Holder shall be required to indemnify any Person pursuant to this Section 4.8(b) for any amount in excess of the net proceeds received by such Holder from the sale of the Registrable Securities sold for the account of such Holder.

(c) Conduct of Indemnification Proceedings. Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 4.8(a) or Section 4.8(b), the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party other than under Section 4.8(a) or Section 4.8(b) except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of, and reimbursement of fees for, such counsel or (ii) in the reasonable opinion of counsel to such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or would reasonably have been a party and indemnity would reasonably have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its written consent.

Section 4.9 No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to any of its securities (including any registration or similar agreement) which is inconsistent with or violates the rights granted to the Holder in this Agreement in any material respect.

Section 4.10 Lock-Up Agreements. Each of the Holders and the Company agrees that, in connection with an Underwritten Offering in respect of which Registrable Securities are being sold, or in connection with any other public offering of Common Stock by the Company, if requested by the underwriter(s), it will enter into customary “lock-up” agreements pursuant to which it will agree not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any securities convertible or exchangeable into Common Stock (subject to customary exceptions), other than any issuance of upon conversion of the Preferred Stock, for a period not to exceed ninety (90) days from the effective date of the Registration Statement pertaining to such Registrable Securities or from such other date as may be requested by the underwriter(s), subject to an extension of such ninety days to comply with FINRA Rule 2711(f). The Company further agrees that, in connection with an Underwritten Offering in respect of which Registrable Securities are being sold, if requested by the managing underwriter(s), it will exercise its commercially reasonable efforts to obtain agreements (in the underwriters’ customary form) from its directors and executive officers not to, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any securities convertible or exchangeable into Common Stock (subject to customary exceptions), for a period not to exceed ninety (90) days from the effective date of the Registration Statement pertaining to such Registrable Securities or from such other date as may be requested by the underwriter(s) , subject to an extension of such ninety days to comply with FINRA Rule 2711(f).

Section 4.11 Termination of Registration Rights. The rights granted under this Article IV shall terminate on the earlier of the date that (a) the Holders no longer Beneficially Own any Registrable Securities or (b) all Registrable Securities are eligible for sale without any volume or other limitations or restrictions; provided, however, that the indemnification provisions set forth in Section 4.8 shall survive such termination.

Section 4.12 Assignment; Binding Effect. The rights and obligations provided in this Article IV may be assigned in whole or in part by any Holder to a controlled affiliate of such Holder or to any member, general or limited partner or stockholder of any such Holder (each, a “Permitted Transferee”) without the consent of the Company or any other Holder. Such assignment shall be effective upon receipt by the Company of (a) written notice from the Holder certifying that the transferee is a Permitted Transferee, stating the name and address of the Permitted Transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred, and (b) a written agreement from the Permitted Transferee to be bound by all of the terms of this Article IV as a “Holder.” Upon receipt of the documents referenced in clauses (a) and (b) of this Section 4.12, the Permitted Transferee shall thereafter be deemed to be a “Holder” for all purposes of this Article IV. Except as set forth in this Section 4.12, the rights and obligations provided in this Article IV may not be assigned by any party hereto without the prior written consent of each of the other parties hereto.

ARTICLE V.

COVENANTS

Section 5.1 Standstill.

(a) TPG hereby agrees that until the earliest of (i) such time as TPG and its Affiliates no longer collectively own at least five percent (5%) of the outstanding Common Stock on an as-converted basis, (ii) the third (3rd) anniversary hereof, and (iii) a Change of Control is consummated, without the prior written approval of the Company, neither TPG nor any of its Affiliates will, directly or indirectly:

(A) acquire, offer or propose to acquire or agree to acquire, Beneficial Ownership of any Voting Securities, other than Voting Securities acquired (A) as a result of the exercise of any rights or obligations set forth in this Agreement, (B) upon conversion of the Preferred Stock, (C) pursuant to a stock split, stock dividend, recapitalization, reclassification or similar transaction, (D) directly from the Company or (E) to restore the aggregate percentage interest of TPG and its Affiliates in the Company’s outstanding Common Stock on an as-converted basis to no more than the level of such percentage interest as of the date hereof;

(B) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any agreement to provide equity financing in any acquisition transaction, merger or other business combination relating to all or part of the Company or any of its subsidiaries or any acquisition transaction for all or part of the assets of the Company or any of its subsidiaries or any of their respective businesses;

(C) other than (a) a “solicitation” of a “proxy” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) seeking approval of the election to the Company Board of any of the TPG Nominated Directors permitted by the terms hereof to serve on such Company Board or (b) seeking the satisfaction of the Stockholder Approval, make, or in any way participate in, any such “solicitation” of “proxies” to vote, or seek to advise or influence any person or entity with respect to the voting of, any Common Stock of the Company or any of its subsidiaries;

(D) other than in connection with seeking the satisfaction of the Stockholder Approval, call or seek to call a meeting of the Common Stockholders of the Company or any of the Company’s subsidiaries or initiate any stockholder proposal for action by the Common Stockholders of the Company;

(E) deposit any Securities of the Company into a voting trust, or subject any Securities of the Company to any agreement or arrangement with respect to the voting of such securities, or other agreement or arrangement having similar effect;

(F) seek representation on the Company Board or a change in the composition or number of Company directors elected by the holders of Common Stock or a change in the number of such directors who represent TPG, other than as expressly permitted pursuant to this Agreement; and

(G) bring any action or otherwise act to contest the validity of this Section 5.1;

provided, that nothing in clauses (B), (C) or (D) of this Section 5.1(a) shall apply to the TPG Nominated Director(s) solely in his or her capacity as a director of the Company or to actions taken in good faith by TPG or any of its Affiliates to prepare the TPG Nominated Directors to act in such capacity.

(b) The limitations provided in Section 5.1(a) shall, upon the occurrence of any of the following events, be suspended until the expiration of the time period set forth below in this Section 5.1(b), but only so long as TPG did not directly or indirectly assist, facilitate, encourage or participate in any such events:

(i) on the commencement (as defined in Rule 14d-2 of the Exchange Act) by any Person of a tender or exchange offer seeking to acquire Beneficial Ownership of fifty percent (50%) or more of the outstanding shares of Voting Securities of the Company;

(ii) on the filing of a preliminary proxy statement by any Person (other than the Company) with respect to the commencement of a proxy or consent solicitation subject to Section 14 of the Exchange Act to elect or remove any directors of the Company; or

(iii) on the adoption by the Board of Directors of a plan of liquidation or dissolution; or

(iv) on the occurrence of any material breach by the Company or any of its subsidiaries of any of its material obligations under this Agreement, which breach has not been remedied within ten (10) days after notice to the Company thereof, or upon the failure by the Company to pay the Holders of the Preferred Stock any dividends due thereon for three (3) successive fiscal quarters.

Upon (w) any withdrawal or lapsing of any such tender or exchange offer referred to in Section 5.1(b)(i) in which such Person does not acquire more than fifty percent (50%) of the outstanding Voting Securities of the Company, (x) the withdrawal or termination or failure of the solicitation referred to in Section 5.1(b)(ii), (y) the termination of the plan of liquidation referenced in Section 5.1(b)(iii), or (z) the remedy of any breach described in Section 5.1(b)(iv) or the payment to the Holders in full in cash (by wire transfer of immediately available funds) all dividends then due and owing in respect of the Preferred Stock held by such Holders, as the case may be, the limitations provided in Section 5.1(a) (except to the extent then suspended as a result of any other event specified in this Section 5.1(b)) shall again be applicable for so long as and only to the extent provided in this Agreement.

(c) TPG hereby agrees that during such time as the restrictions in Section 5.1(a) are effective, TPG will not transfer any Securities to any Affiliate unless such Affiliate agrees in writing to be bound by all of the terms of Section 5.1 and 5.2.

Section 5.2 No Conflicting Agreements. For so long as this Agreement remains in effect, neither the Company nor TPG and its Affiliates shall enter into any stockholder agreement or arrangement of any kind with any Person with respect to any Shares or other Securities, or otherwise act or agree to act in concert with any Person with respect to any Shares or other Securities, to the extent such agreement, arrangement, or concerted act would controvert, or otherwise be inconsistent with, the provisions of this Agreement in any material respect.

Section 5.3 Further Assurances. Each of TPG and the Company agrees to execute and deliver all such further documents and do all acts and things that from time to time may reasonably be required to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

ARTICLE VI.

MISCELLANEOUS

Section 6.1 Amendment and Waiver. This Agreement may not be amended, except by an agreement in writing, executed by each of TPG and the Company, and compliance with any term of this Agreement may not be waived, except by an agreement in writing executed on behalf of the party against whom the waiver is intended to be effective. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of any such provision and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 6.2 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void, or otherwise unenforceable, all other provisions of this Agreement, to the extent permitted by Law, shall not be affected and shall remain in full force and effect. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.3 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the Purchase Agreement, and the Management Services Agreement (as defined in the Purchase Agreement), together with the agreements and other documents and instruments referred to herein, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 6.4 Successors and Assigns. Except as expressly set forth herein, neither this Agreement nor any of the rights or obligations of any party under this Agreement may be assigned, in whole or in part (except by operation of Law), by either party without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

Section 6.5 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same agreement.

Section 6.6 Remedies.

(a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to, and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order, or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such party.

Section 6.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first (1st) Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

AV Homes, Inc.

8601 N. Scottsdale Rd. Ste. 225

Scottsdale, Arizona 85253

Attention: Dave Gomez

with a copy (which shall not constitute notice) to:

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 S. 7th St.

Minneapolis, Minnesota 55402

Attention: Amy Seidel

Facsimile: (612) 766-1600

If to TPG:

c/o TPG Global, LLC

301 Commerce St, Suite 3300

Fort Worth, Texas 76102

Attn: General Counsel

Facsimile: (817) 871-4001

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: Carl Marcellino

Fax: (646) 728-1523

Section 6.8 Governing Law; Venue and Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to, or otherwise giving effect to, any body of Law or other rule that would cause or otherwise require the application of the Laws of any other jurisdiction.

(b) Any action or proceeding against either the Company or TPG relating in any way to this Agreement may be brought exclusively in the courts of the State of New York or (to the extent subject matter jurisdiction exists therefore) the United States District Court for the Southern District of New York, and each of the Company and TPG irrevocably submits to the jurisdiction of both such courts in respect of any such action or proceeding. Any actions or proceedings to enforce a judgment issued by one of the foregoing courts may be enforced in any jurisdiction.

(c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY AND TPG HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION, OR SUIT (WHETHER IN CONTRACT, TORT, OR OTHERWISE), INQUIRY, PROCEEDING, OR INVESTIGATION ARISING OUT OF, OR BASED UPON, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH OF THE COMPANY AND TPG ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY THAT THIS SECTION 6.8(C) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING, AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY OR TPG MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.8(C) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 6.9 Third Party Benefits. Except for the provisions in Section 6.10, none of the provisions of this Agreement are for the benefit of, or shall be enforceable by, any person other than the parties hereto. Without limiting the foregoing, nothing in this Agreement shall confer any third party beneficiary or other rights upon any TPG Nominated Director, except for the rights of the TPG Nominated Directors related to pre-closing actions pursuant to Section 6.10.

Section 6.10 No Recourse Against Others. All claims, causes of action (whether in contract or in tort, in law or in equity, or granted by statute), obligations, or liabilities that may be based upon, be in respect of, arise under, out of or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, performance or breach of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement) may be made only against (and are those solely of) the entities that are expressly identified as parties in the preamble to this Agreement or which become parties to this Agreement (collectively, the “Contracting Parties”). No Person who is not a Contracting Party, including any and all former, current or future directors, officers, employees, incorporators, members, general or limited partners, controlling persons, managers, management companies, equityholders, affiliates, agents, attorneys, or representatives of, and any and all former, current or future financial advisors or lenders to, any Contracting Party, and any and all former, current or future directors, officers, employees, incorporators, members, general or limited partners, controlling persons, managers, management companies, equityholders, affiliates, agents, attorneys, or representatives of, and any and all former, current or future financial advisors or lenders to, any of the foregoing, and any and all former, current or future heirs, executors, administrators, trustees, successors or assigns of any of the foregoing (the “Non-Recourse Parties”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with, or related in any manner to this Agreement, or the negotiation, execution, performance, or breach of this Agreement; and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such claims and causes of action against any such Non-Recourse Parties. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Non-Recourse Party, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the corporate, limited liability company or limited partnership veil, unfairness, undercapitalization, or otherwise, in each case in connection with this Agreement, or the negotiation, execution, performance, or breach of this Agreement; and (b) each Contracting Party disclaims any reliance upon any Non-Recourse Parties with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

Section 6.11 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.12 Expenses. Except to the extent otherwise expressly provided herein, the Company shall reimburse TPG and its Non-Recourse Parties, upon presentation of appropriate documentation, for all reasonable out-of-pocket expenses incurred by TPG or its Non-Recourse Parties after the date hereof in connection with the enforcement of their rights hereunder.

Section 6.13 Termination. Except to the extent otherwise expressly provided herein, this Agreement, and all of the rights and obligations set forth herein, shall terminate and be of no further force or effect in the event that (a) TPG and its Affiliates cease to own any shares of Common Stock on an as-converted basis, and (b) the registration rights and obligations set forth in Article IV (other than those set forth in Section 4.8) have terminated pursuant to Section 4.11.

Section 6.14 Confidentiality.

(a) In connection with the negotiation, execution, exercise of rights under and consummation of the transactions contemplated by the Purchase Agreement and this Agreement, TPG and certain of its Affiliates may have received and may receive in the future certain confidential, non-public and proprietary information from the Company and its respective representatives concerning the business, operations and assets of the Company and its subsidiaries (collectively, the “Confidential Information”). The Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of acts by TPG or its Representatives (as defined below) in breach of the terms of this Agreement, (ii) is in TPG’s possession or the possession of any of its Representatives prior to disclosure by the Companies, (iii) is disclosed to TPG or any of its Representatives by a third party or by a source who is not known by TPG or any of its Representatives to owe an obligation of confidentiality to the Companies with respect to such information, or (iv) is independently developed by TPG or its Representatives without use of or reference to the Confidential Information and without any breach of the terms of this Agreement.

(b) TPG and its Representatives shall use reasonable best efforts to keep the Confidential Information in confidence, shall use reasonable best efforts to not disclose any of the Confidential Information in any manner whatsoever, and shall not use the Confidential Information except to provide the services to the Company under the Management Services Agreement (as defined in the Purchase Agreement) or service on the board of directors of the Company, in connection with the evaluation of any investment (or disposition thereof) in the Company or to exercise or enforce any of the rights expressly granted by the Company to TPG or any of its Affiliates under the Purchase Agreement or this Agreement (in each case subject to Section 6.14(c) hereof); provided, however, that (i) TPG may make any disclosure of information contained in the Confidential Information to which AV Homes expressly gives its prior written consent, (ii) any information contained in the Confidential Information may be disclosed to those Affiliates, and TPG’s and such Affiliates’ respective directors, officers, employees, agents, advisors and other representatives (collectively, only those who receive the Confidential Information, TPG’s “Representatives”) in each case who reasonably require access to the Confidential Information in connection with this Agreement and who TPG informs of the confidential nature of such information and who agree to keep such information in confidence in accordance with the terms of this Agreement and (iii) with prior notice to AV Homes (to the extent legally permissible and reasonably practicable) and commercially reasonable steps to protect confidentiality, Confidential Information may be disclosed to the extent as advised by legal counsel such disclosure is required by law, regulation or other legal process. Notwithstanding any provision herein to the contrary, TPG and its Representatives shall not be required to give notice to AV Homes, and shall not be prohibited from disclosing Confidential Information, to the extent such requests or requirements originate from a bank examiner, regulatory authority or self-regulatory authority and occur in the course of an examination or inspection of the business or operations of TPG or its Representatives. TPG shall be responsible for any breach of the terms of this Agreement by any of its Representatives. Notwithstanding anything herein to the contrary: (A) the Company acknowledges that in the ordinary course of business, TPG and certain of its Affiliates and Representatives (each, a “Covered Person”) pursue, acquire, invest in, manage, provide services to and serve on the boards of directors (or equivalent governing bodies) of companies that may be competitors or potential competitors to the Company and its Subsidiaries, (B) TPG and the Company each acknowledge that access to the Confidential Information will inevitably enhance each such Covered Person’s knowledge and understanding of the Company’s industries in a way that cannot be separated from such Covered Person’s other knowledge, and the Company agrees that this Agreement shall not restrict the use of such overall knowledge and understanding of such industries by any such Covered Persons, including in connection with the purchase, sale, consideration of, and decisions related to other investments, provision of services to and service on the boards of directors of such investments, provided there is no use or disclosure of any specific Confidential Information otherwise in breach hereof, and (C) the portfolio companies in which TPG or its Affiliates have an investment shall not be deemed to have been provided with Confidential Information solely as a result of any such Covered Person providing services to or otherwise serving on the board of directors (or equivalent governing body) of such portfolio company or taking any action on the board of directors (or equivalent governing body) of such portfolio company, so long as there is no actual disclosure of specific Confidential Information to third parties otherwise in violation of this Agreement.

(c) TPG acknowledges that it is aware and each of its Representatives is aware of their responsibilities under United States federal and state securities laws regarding trading in securities while in possession of material non-public information obtained from or on behalf of the issuer thereof and with respect to providing such information to other persons who purchase or sell securities of such issuer. TPG and its Representatives shall comply with all such obligations and shall not trade in securities of the Companies on the basis of material non-public information obtained from the Companies.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.

COMPANY:

AV Homes, Inc.

By:
Name:	Roger Cregg
Title:	President & Chief Executive Officer

TPG:

TPG Aviator, L.P.

By: TPG Advisors VI, Inc., its general partner

By:
Name:	Ronald Cami
Title:	Vice President & Secretary

(Signature Page to Stockholders Agreement)

Exhibit A

Finance Committee Rights and Responsibilities

The Finance Committee Charter shall require committee approval for each of the following:

(i) Any sale, issuance, or authorization of the issuance or sale of (A) any Capital Stock or other security of the Company or any of its subsidiaries, (B) any option or any other right to acquire any Capital Stock (or cash award or unit based on the value of Capital Stock) or other security of the Company or any of its subsidiaries, and (C) any instrument convertible into or exchangeable for any Capital Stock (or cash award or unit based on the value of Capital Stock) or other security of the Company or any of its subsidiaries; provided, however, that no Finance Committee approval shall be required to issue shares upon the exercise of options and rights to purchase or acquire (including shares issued upon conversion of convertible debt) outstanding as of the date of this Agreement and in accordance with their terms as in effect on the date of this Agreement or to issue any security, right or option approved by the Compensation Committee in accordance with Section 2.1(c); provided further, that no Finance Committee approval shall be required with respect to the sale, issuance or authorization of the issuance or sale of Capital Stock or other security of any subsidiary of the Company to the Company or any of its subsidiaries nor to any ordinary course disposition of any Company subsidiary to the extent otherwise permitted without approval of the Finance Committee.

(ii) Any redemption, purchase, repurchase or other acquisition of Capital Stock of the Company (other than the Preferred Stock or in connection with equity compensation arrangements).

(iii) Any incurrence, assumption, guaranty or other similar assumption of liability by the Company or any of its subsidiaries in respect of any Debt other than ordinary course borrowings pursuant to any revolving credit facility approved by the Finance Committee.

(iv) Any hiring or firing of members of senior management.

(v) Any land or builder acquisitions, any acquisition or dispositions of subsidiaries or any other acquisitions or dispositions that are greater, in each case, than $5 million; provided, that, in each case, the dollar amount will be based on the total expected capital requirements associated with the acquisition or disposition of the land, as the case may be, and all land development work required to get the land ready for the construction of homes.

(vi) Any capital expenditures or land commitments over the budget approved by the Company Board, or otherwise greater than $10 million.

(vii) Any entry into new markets or lines of business.

Exhibit B

Compensation Committee Rights and Responsibilities

The Compensation Committee Charter shall require committee approval for each of the following, in addition to the other requirements in the Compensation Committee Charter:

(i)	Any adoption of any new, or expansion of any existing, equity incentive plan.

(ii)	Any changes to, or the adoption of, any compensation arrangements for any members of the Company Board or members of senior management.

EXHIBIT B TO SECURITIES PURCHASE AGREEMENT

[FORM OF]

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”) is entered into as of June [•], 2013 by and among AV Homes, Inc. (“AV Homes”), each of the subsidiaries of AV Homes signatory hereto (together with AV Homes, the “Companies”) and TPG VI Management, LLC (the “Manager”).

WHEREAS, on June 19, 2013, AV Homes entered into that certain Securities Purchase Agreement, by and between the Company and certain Affiliates of the Manager (as amended, restated or otherwise modified from time to time, and together with all exhibits, schedules, and other attachments thereto, the “Purchase Agreement” and each of the transactions contemplated thereby and by each of the documents required to be entered into pursuant to the terms of the Purchase Agreement, collectively, the “Transaction”), pursuant to which Purchase Agreement, the Company is issuing, and an Affiliate of the Manager is purchasing, on the date hereof two million, five hundred fifty seven thousand, four hundred seventy four (2,557,474) shares of Common Stock of the Company and six hundred sixty five thousand, seven hundred fifty four and three tenths (665,754.3) shares of Preferred Stock of the Company (as each such term is defined in the Purchase Agreement);

WHEREAS, on June [•], 2013, AV Homes entered into that certain Stockholders Agreement, by and between the Company and TPG Aviator, L.P. (“TPG”) (as amended, restated or otherwise modified and as in effect from time to time, the “Stockholders Agreement”);

WHEREAS, to enable the Companies to engage in the Transaction and related transactions, the Manager provided financial and structural advice and analysis as well as assistance with due diligence investigations and negotiations (the “Financial Advisory Services”); and

WHEREAS, the Companies wish to retain the Manager to provide certain management, advisory, consulting, and/or specialized (operational or otherwise) services to the Companies, and the Manager is willing to provide such services on the terms set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. The Manager hereby agrees that, during the term of this Agreement set forth in Section 4 below (the “Term”), it will provide to the Companies, to the extent mutually agreed by AV Homes and the Manager, by and through itself and/or the Manager’s successors, assigns, affiliates, officers, employees and/or representatives and third parties (collectively hereinafter referred to as the “Manager Designees”), as the Manager may designate from time to time with the consent of AV Homes (which consent will not be unreasonably withheld or delayed), management, advisory, consulting and/or specialized (operational or otherwise) services in relation to the affairs of the Companies. Such management, advisory, consulting and/or specialized (operational or otherwise) services may include, without limitation:

(a) advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Companies with financing on terms and conditions satisfactory to the Companies;

(b) advice in connection with acquisition, disposition and change of control transactions involving any of the Companies or any of their direct or indirect subsidiaries or any of their respective successors;

(c) financial, managerial and day to day and specialized operational advice in connection with the Companies’ operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Companies or their respective subsidiaries; and

(d) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as the Manager and the Companies may from time to time agree in writing.

The Manager or its Manager Designees will devote such time and efforts to the performance of the services contemplated hereby as the Manager in good faith deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by the Manager or any Manager Designee on a weekly, monthly, annual or other basis. This Agreement is non-exclusive and (a) the Manager and any Manager Designee may render similar services to other persons and entities and (b) the Companies or their respective subsidiaries may at times engage one or more investment bankers, financial advisers or other parties to provide similar services to the Companies. In providing services to the Companies or their respective subsidiaries, the Manager and Manager Designees will act as independent contractors, and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that no party hereto has the right or ability to contract for or on behalf of any other party or to effect any transaction for the account of any other party hereto. Notwithstanding anything herein to the contrary, the services shall not include service on the board of directors of AV Homes by the TPG Nominated Directors (as defined in the Stockholders Agreement) and the Manager Designees shall not include such TPG Nominated Directors in their capacities as directors of AV Homes.

2.	Payment of Fees.

(a) On the date hereof, the Companies, jointly and severally, will pay to the Manager (or its Manager Designee(s)) an aggregate transaction fee (the “Transaction Fee”) equal to $4,725,000 in consideration of the Manager providing the Financial Advisory Services. In addition to the Transaction Fee, on the date hereof, the Companies will pay to the Manager (or its Manager Designee(s)), an amount equal to all reasonable and documented out-of pocket expenses incurred by or on behalf of the Manager, together with TPG and its Affiliates (as defined in the Stockholders Agreement) in connection with the negotiation and execution of the Purchase Agreement and other agreements referred to therein, including the Stockholders Agreement, and the consummation of the Transaction, up to a maximum of $1,000,000

2

including, without limitation, (i) the reasonable and documented fees, expenses and disbursements of lawyers, accountants, consultants, financial advisors and other advisors that may have been retained by the Manager or its affiliates and (ii) any fees related to the Transaction incurred by the Manager or its affiliates (all such fees and expenses, in the aggregate, the “Covered Costs”).

(b) During the Term, the Companies, jointly and severally, will pay to the Manager (or its Manager Designee(s)) an aggregate annual retainer fee (the “Monitoring Fee”) as compensation for the services provided by the Manager and the Manager Designees under this Agreement, which will be paid on a quarterly basis in advance, on each January 1, April 1, July 1, and October 1 (or if any such date is a day where banks in New York, New York or Scottsdale, Arizona are permitted or required to be closed for business, on the next day where such banks are required to be open for business). The Monitoring Fee payable in respect of any stub or transition period will be pro-rated based on the number of days in such period relative to the number of days in the quarter. The per annum Monitoring Fee shall be equal to:

(i) $465,000 so long as the Manager, together with TPG and its Affiliates (in each case, as such term is defined in the Stockholders Agreement), owns, as of the date such Monitoring Fee is paid (the “Monitoring Fee Date”), at least thirty percent (30%) of the issued and outstanding Common Stock on an as-converted basis (in each case, as such term is defined in the Stockholders Agreement),

(ii) $350,000 so long as the Manager, together with TPG and its Affiliates, owns, as of the Monitoring Fee Date, at least twenty percent (20%), but less than thirty percent (30%), of the issued and outstanding Common Stock on an as-converted basis,

(iii) $230,000 so long as the Manager, together with TPG and its Affiliates, owns, as of the Monitoring Fee Date, at least fifteen percent (15%), but less than twenty percent (20%) of the issued and outstanding Common Stock on an as-converted basis,

(iv) $120,000 so long as the Manager, together with TPG and its Affiliates, owns, as of the Monitoring Fee Date, at least five percent (5%), but less than fifteen percent (15%), of the issued and outstanding Common Stock on an as-converted basis, and

(v) no Monitoring Fee if the Manager, together with TPG and its Affiliates, owns less than five percent (5%) of the Company’s issued and outstanding Common Stock on an as-converted basis;

provided, that, notwithstanding the foregoing, (i) no Monitoring Fee shall be payable if (A) the Manager, together with TPG and its Affiliates, owns less than five percent (5%) of the issued and outstanding Common Stock of AV Homes or (B) TPG is no longer an Affiliate of Manager and (ii) the amount of each per annum Monitoring Fee shall be decreased by the amount of director fees, if any, paid to the TPG Nominated Directors.

3

If requested by the Manager, the Monitoring Fee payment shall be segmented in the following categories as directed by the Manager: Base, Financial and Specialized Services.

(c) Each payment made pursuant to this Section 2 will be paid by wire transfer of immediately available funds to the account(s) specified by the Manager from time to time.

3. Deferral. Notwithstanding Section 2 above, any fee (or portion thereof) that would have been payable to the Manager (or its Manager Designees) pursuant to Section 2 above absent such payment constituting, resulting in or giving rise to a breach or violation of the terms or provisions of, or resulting in a default under, any guarantee, financing or security agreement or indenture entered into by any of the Companies or any of their respective subsidiaries and in effect on such date in respect of indebtedness for borrowed money or debt security (the “Financing Documents”) applicable to the Companies (the “Deferred Fees”) will instead accrue upon the immediately succeeding period in which such amounts could, consistent with the Financing Documents, be paid, and will be paid in such succeeding period (in addition to such other amounts that would otherwise be payable at such time) in the manner set forth in Section 2, it being understood that the parties shall use their reasonable best efforts to cause any deferrals hereunder to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, to the extent applicable.

4. Term.

(a) This Agreement will continue in full force and effect until December 31, 2023; provided that this Agreement will be automatically extended each December 31 thereafter for an additional one-year period unless either the Manager and/or AV Homes provides written notice of its desire not to automatically extend the term of this Agreement to the other parties hereto at least ninety (90) days prior to such December 31.

(b) This Agreement (a) may be terminated by either party following a material breach of the terms of this Agreement by the other party hereto that is not cured within 30 days following written notice thereof, (b) may be terminated at any time by the Manager and (c) will terminate automatically immediately prior to the earlier of the consummation of a Sale (as defined below) and the first date on which TPG and its Affiliates no longer have the right to designate at least one director of AV Homes pursuant to the Stockholders Agreement.

(c) For the avoidance of doubt, termination of this Agreement will not relieve a party hereto from liability for any breach of this Agreement prior to such termination. In the event of a termination of this Agreement, AV Homes will pay the Manager (or its Manager Designees) all unpaid Transaction Fees (pursuant to Section 2(a) above), Covered Costs (pursuant to Section 2(a) above), Monitoring Fees (pursuant to Section 2(b) above), Deferred Fees (pursuant to Section 3 above) and Reimbursable Expenses (pursuant to Section 5(a) below) due with respect to periods prior to the date of termination. Each payment made pursuant to this Section 4 will be paid by wire transfer of immediately available funds to such account(s) as the Manager may specify to AV Homes in writing prior to such payment.

4

(d) All of Section 4 through Section 15 will survive termination of this Agreement with respect to matters arising before or after such termination.

(e) For the purposes of this Agreement, “Sale” means a transfer or issuance of equity securities of any of the Companies (including, without limitation, by way of a merger, consolidation, amalgamation, share exchange or other form of similar business combination), in a single or series of related transactions, resulting in a person or persons, or entity or entities, other than the existing stockholders owning, directly or indirectly, a majority of the voting power of the applicable Company upon the consummation of such transfer or issuance or the sale of all or substantially all of the assets of any of the Companies or their successors.

5. Expenses; Indemnification.

(a) Expenses. The Companies, jointly and severally, will pay to the Manager (or its Manager Designee(s)) on demand all Reimbursable Expenses (as defined below) incurred following the date of this Agreement. As used herein, “Reimbursable Expenses” means (i) all reasonable and documented out-of-pocket expenses incurred and paid from and after the consummation of the Transaction relating to the services requested by the Companies to the extent that such requested services are provided by the Manager Designees to the Companies or any of their affiliates from time to time (including, without limitation, all travel-related expenses and outside professional fees), in accordance with the customary practices of the Company, and (ii) all reasonable and documented out-of-pocket legal expenses incurred by the Manager, its affiliates or its Manager Designees in connection with the enforcement of rights or taking of actions under this Agreement; provided, however, that (A) such Reimbursable Expenses shall not exceed $50,000 per year without the prior consent of the Company and (B) such expenses will not be Reimbursable Expenses to the extent previously paid by the Companies as Covered Costs in accordance with Section 2.

(b) Indemnity and Liability.

(i) The Companies, jointly and severally, will indemnify, exonerate and hold the Manager, the Manager Designees and each of their respective partners, shareholders, members, affiliates, associated investment funds, directors, officers, fiduciaries, managers, controlling persons, employees and agents and each of the partners, shareholders, members, affiliates, associated investment funds, directors, officers, fiduciaries, managers, controlling persons, employees and agents of each of the foregoing, solely in their capacities as such (and not, as the case may be, in their capacity as a director of AV Homes) (collectively, the “Indemnitees”), each of whom is an intended third-party beneficiary of this Agreement, free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and reasonable and documented out-of-pocket expenses in connection therewith (including, without limitation, reasonable and documented attorneys’ fees and expenses) incurred by the Indemnitees or any of them after the date of this Agreement (collectively, the “Indemnified Liabilities”) arising out of any action, cause of action, suit, arbitration, investigation or claim (whether involving a claim by the relevant Indemnitee against any of the Companies or involving a third party claim against the relevant Indemnitee), or in

5

any way arising out of or directly or indirectly relating to (i) this Agreement or (ii) operations of or services provided by the Manager or the Manager Designees to the Companies or any of their respective affiliates from time to time pursuant to this Agreement; provided that the foregoing indemnification rights will not be available to the extent that any such Indemnified Liabilities arose on account of any Indemnitee’s gross negligence, bad faith or willful misconduct; and provided, further, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason other than application of the limitations contained herein, each of the Companies, in lieu of the foregoing indemnification and to the extent permissible under applicable law, shall contribute to the to the payment and satisfaction of each of the Indemnified Liabilities in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Companies and Indemnitees as a result of the event(s) and/or transactions giving cause to such Indemnified Liabilities; and/or (ii) the relative fault of the Companies and the Indemnitees in connection with such event(s) and/or transactions. Notwithstanding the foregoing, when calculating the contribution amounts of the parties in accordance with the preceding sentence, unless the facts and circumstances giving rise to the unavailability or unenforceability of any Indemnitee’s or Indemnitees’ rights were caused by the gross negligence, bad faith or willful misconduct of such Indemnitee or Indemnitees, each of the Companies hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For purposes of this Section 5(b), none of the circumstances described in the limitations contained in the first proviso in the immediately preceding sentence will be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Companies, then such payments will be promptly repaid by such Indemnitee to the Companies without interest. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person or entity may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation; provided that (i) the Companies hereby agree that they are the indemnitors of first resort under this Agreement (i.e., their obligations to Indemnitees under this Agreement are primary and any obligation of the Manager (or any affiliate thereof other than a Company) to provide advancement or indemnification for the Indemnified Liabilities incurred by Indemnitees are secondary) and (ii) if the Manager (or any affiliate thereof) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder, then (x) the Manager (or such affiliate, as the case may be) will be fully subrogated to all rights of such Indemnitee with respect to such payment and (y) the Companies will fully indemnify, reimburse and hold harmless the Manager (or such other affiliate) for all such payments actually made by the Manager (or such other affiliate) and irrevocably waive, relinquish and release the Manager for contribution, subrogation or any other recovery of any kind in respect of any advancement of expenses or indemnification hereunder unless the circumstances giving rise thereto involve the gross negligence, bad faith or willful misconduct of the Manager, any Manager Designee or their affiliates.

6

(ii) Promptly after receipt by any Indemnitee of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to this Section 5(b), the Indemnitee shall, if a claim in respect thereof is to be made against any Company, notify the AV Homes in writing of the claim or the commencement of such action; provided, that the failure to notify AV Homes shall not relieve the Companies from any liability that they may have to an Indemnitee except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnitee, and it shall notify the Companies thereof, AV Homes shall be entitled to participate therein. The Companies will not be subject to any liability for any settlement made in respect of any claim or action brought against an Indemnitee without the written consent of AV Homes (which consent will not be unreasonably withheld or delayed).

6. Disclaimer and Limitation of Liability; Opportunities.

(a) Disclaimer; Standard of Care. Neither the Manager nor any of its Manager Designees makes any representations or warranties, express or implied, in respect of the services to be provided by the Manager or the Manager Designees hereunder. In no event will the Manager, its Manager Designees or related Indemnitees be liable to the Companies or any of their respective affiliates for any act, alleged act, omission or alleged omission that does not constitute gross negligence, bad faith or willful misconduct of the Manager, its Manager Designees or related Indemnitees, as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Freedom to Pursue Opportunities. In recognition that the Manager, the Manager Designees and the Indemnitees currently have, and will in the future have, or will consider acquiring, investments in numerous companies with respect to which the Manager, the Manager Designees or the Indemnitees may serve as an advisor, a director or in some other capacity, and in recognition that the Manager, each Manager Designee and the Indemnitees have myriad duties to various investors and partners, and in anticipation that the Companies, on the one hand, and the Manager and each Manager Designee (or one or more of the Indemnitees), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Companies hereunder and in recognition of the difficulties which may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 6(b) are set forth to regulate, define and guide the conduct of certain affairs of the Manager, the Manager Designees or the Indemnitees as they involve the Companies. Subject to Section 7, and except as the Manager or a Manager Designee may otherwise agree in writing after the date hereof:

(i) The Manager or such Manager Designee and their respective Indemnitees will have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Companies and their subsidiaries), (B) to directly or indirectly do business with

7

any client or customer of the Companies and their subsidiaries, (C) to take any other action that the Manager or such Manager Designee believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 6(b) to third parties and (D) not to communicate or present potential transactions, matters or business opportunities to the Companies or any of their subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person or entity.

(ii) The Manager, such Manager Designee and their respective Indemnitees will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Companies or any of their affiliates or to refrain from any actions specified in Section 6(b)(i), and the Companies, on their own behalf and on behalf of their affiliates, hereby renounce and waive any right to require the Manager, such Manager Designee or any of their respective Indemnitees to act in a manner inconsistent with the provisions of this Section 6(b).

(iii) Except as provided in Section 5, none of the Manager, the Manager Designees nor any of their respective Indemnitees will be liable to the Companies or any of their affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 6(b) or of any such person’s or entity’s participation therein.

(c) Limitation of Liability. In no event will the Manager, its Manager Designees or any of its related Indemnitees be liable to the Companies or any of their affiliates for any indirect, special, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to, in connection with or directly or indirectly arising out of this Agreement, before or after termination of this Agreement, including, without limitation, the services to be provided by the Manager or the Manager Designees hereunder, or for any act or omission that does not constitute gross negligence, bad faith or willful misconduct of the Manager or its Manager Designees or in excess of the fees received by the Manager and Manager Designees hereunder, except to the extent that such damages, losses or claims are caused by the gross negligence, bad faith or willful misconduct of the Manager, its Management Designees or any of its Indemnitees, as determined by a final, non-appealable determination of a court of competent jurisdiction.

(d) Excluded TPG Services. Notwithstanding anything else in this Agreement to the contrary, the services provided by the Manager or its Manager Designees hereunder do not include any service provided by the TPG Operations Group (the “Ops Group”) or the TPG Leveraged Procurement Group (the “Leveraged Procurement Group”). In the event that any of the Companies engage the Ops Group or the Leveraged Procurement Group to provide services to any Company or any of its subsidiaries or affiliates, the fees paid by the Companies in exchange for such services will be agreed to at the time of such engagement and will be in addition to the fees owed to the Manager hereunder.

8

7. Confidentiality.

(a) In connection with the negotiation, execution and consummation of the transactions contemplated by the Purchase Agreement and the provision of Services under this Agreement, the Manager and certain of its Manager Designees may have received and may receive in the future certain confidential, non-public and proprietary information from the Companies and their respective representatives concerning the business, operations and assets of the Companies (collectively, the “Confidential Information”). The Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of acts by Manager or its Representatives (as defined below) in breach of the terms of this Agreement, (ii) is in Manager’s possession or the possession of any of its Representatives prior to disclosure by the Companies, (iii) is disclosed to Manager or any of its Representatives by a third party or by a source who is not known by Manager or any of its Representatives to owe an obligation of confidentiality to the Companies with respect to such information, or (iv) is independently developed by Manager or its Representatives without use of or reference to the Confidential Information and without any breach of the terms of this Agreement.

(b) The Manager and its Representatives shall use reasonable best efforts to keep the Confidential Information in confidence, shall use reasonable best efforts to not disclose any of the Confidential Information in any manner whatsoever, and shall not use the Confidential Information except to provide the services to the Company hereunder or service on the board of directors of the Company, in connection with the evaluation of any investment (or disposition thereof) in the Company or to exercise or enforce any of the rights expressly granted by the Company to TPG or any of its Affiliates under the Stock Purchase Agreement or the Stockholders Agreement (in each case subject to Section 7(c) hereof); provided, however, that (i) the Manager may make any disclosure of information contained in the Confidential Information to which AV Homes expressly gives its prior written consent, (ii) any information contained in the Confidential Information may be disclosed to those Manager Designees, and the Manager’s and such Manager Designees’ respective directors, officers, employees, agents, advisors and other representatives (collectively, only those who receive the Confidential Information, Manager’s “Representatives”) in each case who reasonably require access to the Confidential Information in connection with this Agreement and who the Manager informs of the confidential nature of such information and who agree to keep such information in confidence in accordance with the terms of this Agreement and (iii) with prior notice to AV Homes (to the extent legally permissible and reasonably practicable) and commercially reasonable steps to protect confidentiality, Confidential Information may be disclosed to the extent as advised by legal counsel such disclosure is required by law, regulation or other legal process. Notwithstanding any provision herein to the contrary, the Manager and its Representatives shall not be required to give notice to AV Homes, and shall not be prohibited from disclosing Confidential Information, to the extent such requests or requirements originate from a bank examiner, regulatory authority or self-regulatory authority and occur in the course of an examination or inspection of the business or operations of the Manager or its Representatives. The Manager shall be responsible for any breach of the terms of this Agreement by any of its Representatives. Notwithstanding anything herein to the contrary: (A) the Company acknowledges that in the ordinary course of

9

business, the Manager, certain of the Manager Designees and Representatives and TPG and certain of its Affiliates (each, a “Covered Person”) pursue, acquire, invest in, manage, provide services to and serve on the boards of directors (or equivalent governing bodies) of companies that may be competitors or potential competitors to the Companies, (B) the Manager and the Companies each acknowledge that access to the Confidential Information will inevitably enhance each such Covered Person’s general knowledge and understanding of the Companies’ industries in a way that cannot be separated from such Covered Person’s other knowledge, and the Companies agree that this Agreement shall not restrict the use of such overall knowledge and understanding of such industries by any such Covered Persons, including in connection with the purchase, sale, consideration of, and decisions related to other investments, provision of services to and service on the boards of directors of such investments, provided there is no use or disclosure of any specific Confidential Information otherwise in breach hereof, and (C) the portfolio companies in which TPG or its Affiliates have an investment shall not be deemed to have been provided with Confidential Information solely as a result of any such Covered Person providing services to or otherwise serving on the board of directors (or equivalent governing body) of such portfolio company or taking any action on the board of directors (or equivalent governing body) of such portfolio company, so long as there is no actual disclosure of specific Confidential Information to third parties otherwise in violation of this Agreement.

(c) The Manager acknowledges that it is aware and each of its Representatives is aware of their responsibilities under United States federal and state securities laws regarding trading in securities while in possession of material non-public information obtained from or on behalf of the issuer thereof and with respect to providing such information to other persons who purchase or sell securities of such issuer. The Manager and its Representatives shall comply with all such obligations and shall not trade in securities of the Companies on the basis of material non-public information obtained from the Companies.

8. Assignment, etc. Except as provided below, and without limiting the Manager’s rights to have payments owed to it under this Agreement to be paid to its Manager Designees or other affiliates, none of the parties hereto will have the right to assign this Agreement without the prior written consent of each of the other parties. Notwithstanding the foregoing, (a) the Manager may assign all or part of its rights and obligations hereunder to any of its respective affiliates that provides services similar to those called for by this Agreement and (b) the provisions hereof for the benefit of Indemnitees will inure to the benefit of such Indemnitees and their successors and assigns as third-party beneficiaries hereof.

9. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement will be effective unless in writing and executed by the Companies and the Manager; provided, that the Manager may waive any portion of any fee to which it is entitled pursuant to this Agreement. No waiver on any one occasion will extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person or entity nor any delay or omission in exercising any right or remedy will constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

10

10. Governing Law; Jurisdiction. THIS AGREEMENT AND ALL MATTERS ARISING UNDER OR RELATED TO THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST ANY OF THE PARTIES HERETO RELATING IN ANY WAY TO THIS AGREEMENT MUST BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN MANHATTAN, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

12. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

13. Notice. All notices, demands, and communications required or permitted under this Agreement will be in writing and will be effective if served upon another party and such other party’s copied persons as specified below to the address set forth for it below (or to such other address as such party will have specified by notice to each other party delivered in accordance with this Section 13) if (i) delivered personally, (ii) sent and received by facsimile or (iii) sent by certified or registered mail or by Federal Express, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:

If to the Companies, to:

AV Homes, Inc.

8601 N. Scottsdale Rd. Ste. 225

Scottsdale, Arizona 85253

Attention: Dave Gomez

with a copy (which will not constitute notice) to:

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 S. 7th St.

Minneapolis, Minnesota 55402

Attention: Amy Seidel

Facsimile: (612) 766-1600

If to the Manager, to:

11

TPG Capital, L.P.

301 Commerce Street

Suite 3300

Fort Worth, TX 76102

Attention: General Counsel

Facsimile: (817) 871-4010

with a copy (which will not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: Carl Marcellino

Facsimile: (646) 728-1523

Unless otherwise specified herein, such notices or other communications will be deemed effective, (a) on the date received, if personally delivered or sent by facsimile during normal business hours, (b) on the business day after being received if sent by facsimile other than during normal business hours, (c) one business day after being sent by Federal Express, DHL or UPS or other comparably reputable delivery service and (d) five business days after being sent by registered or certified mail. Each of the parties hereto will be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

14. Severability. If in any proceedings a court will refuse to enforce any provision of this Agreement, then such unenforceable provision will be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent that provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof will be found to be invalid or unenforceable, such provision will be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

15. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

[remainder of page intentionally left blank – signature page follows]

12

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

AV Homes, Inc.

By:
Name: Roger Cregg
Title: President & Chief Executive Officer

Avatar Properties Inc.

By:
Name: Roger Cregg
Title: President & Chief Executive Officer

TPG VI Management, LLC

By:
Name: Ronald Cami
Title: Vice President

MANAGEMENT SERVICES

AGREEMENT

EXHIBIT C TO SECURITIES PURCHASE AGREEMENT

[FORM OF]

CERTIFICATE OF DESIGNATION

OF

SERIES A CONTINGENT CONVERTIBLE CUMULATIVE REDEEMABLE

PREFERRED STOCK

OF

AV HOMES, INC.

Pursuant to Section 151 of the

General Corporation Law

of the State of Delaware

AV Homes, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, hereby certifies that:

FIRST: The Certificate of Incorporation of the Corporation authorizes the issuance of 10,000,000 shares of preferred stock, par value $0.10 per share, of the Corporation, and authorizes the Board of Directors of the Corporation to provide for the issuance of all or any shares of the preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series;

SECOND: The Board of Directors, in accordance with the provisions of the Certificate of Incorporation and the by-laws of the Corporation and applicable law, adopted the following resolution on June 19, 2013, providing for the issuance of a series of six hundred sixty five thousand, seven hundred fifty four and three tenths (665,754.3) shares of preferred stock of the Corporation designated as “Series A Contingent Convertible Cumulative Redeemable Preferred Stock.”

RESOLVED, that pursuant to the provisions of the Certificate of Incorporation and the by-laws of the Corporation and applicable law, a series of preferred stock, par value $0.10 per share, of the Corporation be, and the same hereby is, created, and that the number of shares of such series, and the voting and other powers, designations, preferences and other rights, and the qualifications, limitations and restrictions of the shares of such series, are as follows:

1

Section 1. Designation, Amount and Rank.

(a) Rank. This series of preferred stock is designated as Series A Contingent Convertible Cumulative Redeemable Preferred Stock, par value $0.10 per share, (the “Series A Preferred Stock”). The number of shares constituting the Series A Preferred Stock shall be six hundred sixty five thousand, seven hundred fifty four and three tenths (665,754.3). The Series A Preferred Stock, both as to payment of dividends and to distribution of assets upon redemption of such shares or liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall rank (a) senior to the Common Stock and each other class or series of capital stock of the Corporation hereafter created that does not expressly rank pari passu with or senior to the shares of Series A Preferred Stock as to payment of dividends and to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (collectively, the “Junior Stock”) and (b) pari passu with any class or series of preferred stock established in accordance with the terms of the Certificate of Incorporation, the terms of which specifically provide that such class or series of capital stock ranks on a parity with the Series A Preferred Stock as to payment of dividends and to distribution of assets upon redemption of such shares or liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (the “Parity Stock”).

(b) Certain Definitions.

(i) “Applicable Quarterly Dividend Rate” shall mean, with respect to any share of Series A Preferred Stock then issued and outstanding, (A) eight percent (8%) per annum for the first three (3) Series A Quarterly Periods beginning on the Mandatory Dividend Commencement Date, (the “Initial Period”), (B) three percent (3%) per fiscal quarter for the four (4) Series A Quarterly Periods immediately following the Initial Period and (C) three and three-quarters percent (3.75%) per fiscal quarter for each Series A Quarterly Period thereafter.

(ii) “Beneficial Ownership” means, with respect to any Security, the ownership of such Security by any “Beneficial Owner,” as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

(iii) “Business Day” shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

(iv) “Change of Control” means (i) a sale of all or substantially all of the direct or indirect assets of the Company (including by way of any reorganization, merger, consolidation or other similar transaction) (other than to TPG or any of its Affiliates), (ii) a direct or indirect acquisition of Beneficial Ownership of Voting Securities of the Corporation by another Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (other than TPG or any of its Affiliates) by means of any transaction or series of transactions (including any

2

reorganization, merger, consolidation, joint venture, share transfer or other similar transaction), pursuant to which the stockholders of the Company immediately preceding such transaction or transactions collectively Beneficially Own, following the consummation of such transaction or transactions, less than fifty percent (50%) of the Voting Securities of the Corporation or the surviving entity, as the case may be, or (iii) the obtaining by any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (other than TPG or any of its Affiliates) of the power (whether or not exercised) of the power to elect a majority of the members of the Board (or similar governing body).

(v) “Change of Control Price” means the Average Closing Price as of the date that is five (5) Business Days prior to the date that the Change of Control is consummated, or the last Trading Day immediately prior to such measurement date; provided, that such price shall not be less than the fair market value of the consideration actually received by stockholders with respect to a share of Common Stock pursuant to such Change of Control.

(vi) “Issue Date” shall mean the first date on which a share of Series A Preferred Stock is issued.

(vii) “Liquidation Preference” shall mean $ 146.50 per share of Series A Preferred Stock, as such amount may be adjusted from time to time pursuant to, and in accordance with, the terms hereof.

(viii) “Make-Whole Amount” means an amount equal to the aggregate amount of all dividends that would have accrued on a share of Series A Preferred Stock pursuant to Section 2(b) from the date of consummation of the Change of Control (in the case of a redemption pursuant to Section 4(b) hereof) or the Redemption Date (in the case of a redemption pursuant to Section 4(c) hereof) through the date that is the fifth (5th) anniversary of the Issue Date (which, for the avoidance of doubt, shall be calculated assuming that no dividends will be declared pursuant to Section 2(a) hereof, and shall not be subject to any discount rate).

(ix) “Mandatory Dividend Commencement Date” shall mean one hundred eighty (180) days after the Issue Date.

(x) “NASDAQ” means the securities trading exchange operating under that name operated by NASDAQ OMX Group, Inc., including its Global Select Market, its Global Market and its Capital Market, as applicable to any specific securities.

(xi) “Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including any governmental authority.

(xii) “Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, restricted stock units, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

3

(xiii) “Series A Quarterly Period” shall mean the three (3) month period commencing at the Mandatory Dividend Commencement Date or on the day after the end of the prior Series A Quarterly Period.

(xiv) “TPG” means TPG Aviator, L.P.

(xv) “Voting Securities” means at any time shares of any class of capital stock or other Securities of the Corporation that are then entitled to vote generally in the election of directors and not solely upon the occurrence and during the continuation of certain specified events, and any evidence of indebtedness, shares of capital stock (other than Common Stock) or other Securities (including options, warrants and similar securities) that may be converted into, exercised for, or otherwise exchanged for such shares of capital stock.

Section 2. Dividend Rights.

(a) Dividends on Common Stock. If the Corporation declares, pays or sets aside for payment any dividend on any share of Common Stock, then at the time of such dividend the Corporation shall simultaneously pay a dividend on each issued and outstanding share of Series A Preferred Stock, such payment to be in the same form as is being paid to the holders of Common Stock and in an amount equal to the product of (i) the dividend payable on each share of Common Stock multiplied by (ii) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the shares of Series A Preferred Stock), in each instance as calculated on the record date for determination of holders entitled to receive such dividend. Such dividend will be paid to the holders of record at the close of business on the date specified by the Board at the time such dividend is declared no more than thirty (30) days prior to the date fixed for payment thereof.

(b) Mandatory Dividends on Series A Preferred. The Corporation shall pay quarterly dividends in cash (except as provided below) when, as and if declared by the Board, out of funds legally available therefor as provided by the General Corporation Law of the State of Delaware. (“Legally Available Funds”), on each issued and outstanding share of Series A Preferred Stock in an amount, if positive, equal to (i) the Liquidation Preference of such share of Series A Preferred Stock multiplied by the Applicable Quarterly Dividend Rate minus (ii) the amount of any dividend paid on such share of Series A Preferred Stock pursuant to Section 2(a) during the Series A Quarterly Period to which such quarterly dividend relates. Such dividends shall accrue daily, be cumulative and payable (if declared) quarterly on each January 15, April 15, July 15 and October 15, with respect to the prior Series A Quarterly Period, commencing on the Mandatory Dividend Commencement Date (except that if any such date is not a Business Day, then such dividend will be payable on the next succeeding Business Day) to the holders of record at the close of business on the date specified by the Board at the time such dividend is declared no more than thirty (30) days prior to the date fixed for payment thereof. Dividends on a share of Series A Preferred Stock pursuant to this Section 2(b) shall begin to accrue and be cumulative from the Mandatory Dividend Commencement Date to and including the first to occur of (i) the date on which all amounts owed with respect to such share of Series A Preferred Stock are paid by the Corporation to the holder thereof in connection with the redemption of such share

4

pursuant to Section 4 hereof or the liquidation of the Corporation pursuant to Section 5 hereof, (ii) the date on which such share of Series A Preferred Stock is converted into shares of Common Stock hereunder (on which date all accrued and unpaid dividends thereon whether or not accrued shall be paid), or (iii) the date on which such share is otherwise acquired and paid for by the Corporation. At the Corporation’s option, the dividends payable pursuant to this Section 2(b) during the Initial Period may be paid by the issuance of additional shares of Series A Preferred Stock with a Liquidation Preference equal to the amount of the dividend; provided, however, that the Corporation shall pay such dividends in cash instead of issuing such additional shares of Series A Preferred Stock if, immediately after giving effect to such proposed issuance and assuming (immediately following such proposed issuance) the conversion of all such shares of Series A Preferred Stock then held by TPG and its affiliates, TPG and its affiliates would Beneficially Own in excess of forty-nine percent (49%) of the Common Stock issued and outstanding.

(c) Cumulative Dividends. Each dividend pursuant to Section 2(b) shall be fully cumulative, to the extent not previously paid, and will accrue daily whether or not the Corporation has earnings, whether or not there are Legally Available Funds and whether or not such dividends are declared. Dividends not paid in full on the dates set forth above (whether or not declared) shall accrue in the amount provided in Section 2(b), compounded each Series A Quarterly Period at the Applicable Quarterly Dividend Rate, until such dividends are paid. Any dividend payment with respect to the Series A Preferred Stock shall first be credited against any prior accrued and unpaid dividends. No dividends shall be set apart for or paid upon the Common Stock or any other shares of stock ranking junior to the Series A Preferred Stock unless all such cumulative dividends on the Series A Preferred Stock have been paid in full or declared and set aside for payment. Dividend payments shall be made pari passu with the dividend payments on the Parity Stock.

(d) Pro Rata Distribution. All dividends paid with respect to the Series A Preferred Stock pursuant to this Section 2 shall be paid pro rata in respect of each share of Series A Preferred Stock entitled thereto. In the event that the Legally Available Funds available for the payment of dividends shall be insufficient for the payment of the entire amount of dividends payable with respect to the Series A Preferred Stock on any date on which the Board has declared the payment of a dividend or otherwise, the amount of any available surplus shall be allocated for the payment of dividends with respect to the Series A Preferred Stock and any other shares of capital stock that are ranked pari passu as to dividends pro rata based upon the amount of accrued and unpaid dividends of such shares of capital stock.

Section 3. Voting Rights.

(a) General. Except as otherwise set forth in this Section 3, or except as otherwise from time to time required by applicable law, the holders of shares of Series A Preferred Stock will have no voting rights.

(b) Right to Vote in Certain Circumstances. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class),

5

(i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Corporation’s Certificate of Incorporation or this Certificate of Designation, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any Event set forth in (ii) above, so long as the Series A Preferred Stock remains outstanding with the rights, preferences, privileges and voting power thereof unchanged in any material and adverse respect, taking into account that upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Stock; and provided further that (x) any increase in the amount of authorized preferred stock or the creation or issuance of any series of preferred stock, or (y) any increase in the amount of authorized shares of such series, in each case ranking on parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Except as provided above and as required by law, the holders of Series A Preferred Stock are not entitled to vote on any merger or consolidation involving the Corporation, on any share exchange, on a sale of all or substantially all of the assets of the Corporation or on any other similar reorganization or change of control transaction.

Section 4. Redemption Rights.

(a) By the Holders of Series A Preferred Stock Following Fifth Anniversary.

(i) From and after the fifth (5th) anniversary of the Issue Date (or at any time from and after the Issue Date in the event that the Corporation has failed to pay any accrued dividends on any share of Series A Preferred Stock for a period of three (3) or more successive Series A Quarterly Periods), each holder of Series A Preferred Stock will have the right, at such holder’s option, to require that the Corporation, to the extent it shall have Legally Available Funds therefor, redeem all but not less than all of such holder’s Series A Preferred Stock at a redemption price per share of Series A Preferred Stock (to be paid in cash by wire transfer of immediately available funds) equal to the greater of (A) the Liquidation Preference of a share of Series A Preferred Stock plus the amount of any accrued but unpaid dividends thereon to the date fixed for redemption, without interest, and (B) the Average Closing Price multiplied by the number of shares of Common Stock into which a share of Series A Preferred Stock could be converted in accordance with Section 6 (but, for purposes of this clause (B), without taking into account any limitations or restrictions on the convertibility of the shares of Series A Preferred Stock and without taking into account any adjustment to the Conversion Ratio pursuant to Section 6(g)), in each case measured as of the date on which the Corporation receives a General Election Notice or the last Trading Day immediately prior to such date, in each instance pursuant to this Section 4(a)(i). A holder may exercise this option by delivering notice of such exercise to the Corporation (a “General Election Notice”), which General Election Notice shall certify (x)

6

such holder’s address, (y) the number of shares of Series A Preferred Stock held by such holder and (z) the holder’s desired date of redemption, which shall be a Business Day that is no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is sent, or such later date as may be required to comply with the requirements of applicable law. “Average Closing Price” shall mean, as of any date, the average closing price per share of the Common Stock on the NASDAQ (or if the Corporation’s Common Stock is not listed on the NASDAQ, then on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted) as reported by Bloomberg L.P. for the twenty (20) Trading Days immediately preceding such date. “Trading Day” means a day during which trading in securities generally occurs (from 9:30 a.m. to 4:00 p.m. (New York City time)) on the NASDAQ or, if the Corporation’s Common Stock is not listed on the NASDAQ, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.

(ii) Within fifteen (15) days following the receipt of any General Election Notice, the Corporation shall deliver a notice to each holder of Series A Preferred Stock who has delivered a General Election Notice (a “General Redemption Notice”), at such holder’s address specified in the General Election Notice, stating (A) the closing date on which such redemption shall occur, which date shall be the date set forth in the applicable General Election Notice or, at the option of the Corporation, a date that is no later than one hundred eighty (180) days after the date specified in the General Election Notice, (B) the price per share of Series A Preferred Stock to be redeemed, as calculated in accordance with the applicable General Election Notice and (C) the place or places where certificates for such shares of Series A Preferred Stock are to be surrendered for payment of the applicable redemption price.

(iii) On the closing date set forth in any General Redemption Notice, the Corporation will, to the extent lawful, purchase from such holder of Series A Preferred Stock (but only upon surrender by such holder at the Corporation’s office specified in the General Redemption Notice of the certificates representing such shares or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation), such holder’s shares of Series A Preferred Stock at a price per share (to be paid in cash by wire transfer of immediately available funds) specified in the General Redemption Notice.

(iv) Upon receipt of any General Election Notice, the Corporation shall apply its Legally Available Funds to such redemption. If on any applicable closing date for a redemption specified in any General Redemption Notice, the Corporation does not have sufficient Legally Available Funds to redeem all shares of Series A Preferred Stock that the holders have elected to be redeemed, then the Corporation shall ratably redeem the maximum number of shares that may be redeemed with such Legally Available Funds and, except to the extent a holder withdraws its General Election Notice, shall redeem such remaining shares to the extent it subsequently has any additional Legally Available Funds. Notwithstanding the foregoing, if the Corporation does not have sufficient Legally Available Funds on any applicable closing date specified in any

7

General Redemption Notice to redeem all shares of Series A Preferred Stock that holders have elected to be redeemed, or otherwise materially fails to comply with any provisions of this Section 4, which failure has not been remedied within ten (10) days after notice to the Company thereof, the Applicable Quarterly Dividend Rate shall be three percentage points (3%) per annum (0.75% per quarter) higher than the otherwise applicable Applicable Quarterly Dividend Rate for each Series A Quarterly Period that commences after the then-current Series A Quarterly Period and prior to the date such failure has been remedied with respect to any shares of Series A Preferred Stock that remain outstanding, and the applicable redemption price for any such share of Series A Preferred Stock redeemed thereafter shall be the greater of (i) the redemption price set forth in the original General Redemption Notice, as adjusted to reflect all unpaid dividends accrued on such share on the date the redemption price for such share is paid in full, and (ii) the Average Closing Price multiplied by the number of shares of Common Stock into which a share of Series A Preferred Stock could be converted in accordance with Section 6 (but, for purposes of this clause (ii), without taking into account any limitations or restrictions on the convertibility of the shares of Series A Preferred Stock and without taking into account any adjustment to the Conversion Ratio pursuant to Section 6(g)), measured as of the date that is three (3) Business Days prior to the date the redemption price for such share is paid in full.

(v) No share of Series A Preferred Stock that is redeemed in accordance with this Section 4(a) shall be entitled to receive any dividends in respect thereof after the date on which the payments required by this Section 4(a) are paid or set apart for payment to the holder of such share of Series A Preferred Stock in accordance with the terms hereof. From and after the receipt of all such payments in cash in full, all rights of the holder of such share of Series A Preferred Stock shall, in respect of such share of Series A Preferred Stock, cease, and such share of Series A Preferred Stock shall no longer be deemed to be outstanding.

(b) By the Holders of Series A Preferred Stock Upon Change of Control.

(i) Upon the public announcement of a Change of Control approved by the Board, or, if a Change of Control otherwise occurs, the Corporation shall promptly notify each holder of Series A Preferred Stock of such approval or occurrence, and of the general terms of such transaction. Each such holder shall then have the right, during the twenty (20) day period following receipt of such notice from the Company (the “Option Period”), at such holder’s option, to require that the Corporation redeem all (but not less than all) of such holder’s Series A Preferred Stock at a redemption price per share of Series A Preferred Stock (to be paid in cash by wire transfer of immediately available funds) equal to the greater of (A) the sum of (I) the Liquidation Preference of a share of Series A Preferred Stock plus the amount of any accrued but unpaid dividends thereon to the date of the Change of Control, without interest, plus (II) the Make-Whole Amount, if the date of consummation of the Change of Control occurs prior to the date that is the fifth anniversary of the Issue Date, and (B) the Change of Control Price multiplied by the number of shares of Common Stock into which a share of Series A Preferred Stock could be converted in accordance with Section 6 (but, for purposes of this clause (B), without taking into account any limitations or restrictions on the convertibility of the shares of Series A Preferred Stock and without taking into account any adjustment to the Conversion Ratio pursuant to Section 6(g)). A holder may exercise this option by delivering notice to the Corporation during the Option Period of such exercise (a “Change of Control Election Notice”), which Change of Control Election Notice shall certify (A) such holder’s address, and (B) the number of shares of Series A Preferred Stock held by such holder.

8

(ii) Within five (5) days following the receipt of any Change of Control Election Notice, the Corporation shall deliver a notice to each holder of Series A Preferred Stock who has delivered a Change of Control Election Notice (a “Change of Control Redemption Notice”), at such holder’s address specified in the Change of Control Election Notice, stating (A) the estimated price per share of Series A Preferred Stock to be redeemed, as calculated in accordance with the applicable Change of Control Election Notice and (B) the place or places where certificates for such shares of Series A Preferred Stock are to be surrendered for payment of the applicable redemption price.

(c) By the Corporation.

(i) From and after the one (1) year anniversary of the Issue Date and until the two (2) year anniversary of the Issue Date, the Corporation shall have the right, at its option, at any time, to redeem all (but not less than all) of the outstanding shares of Series A Preferred Stock at a redemption price per share of Series A Preferred Stock (the “Call Price”) equal to the greater of (A) the sum of (I) the Liquidation Preference of a share of Series A Preferred Stock plus the amount of any accrued but unpaid dividends thereon to the date fixed for redemption, without interest, plus (II) the Make-Whole Amount, and (B) the Average Closing Price multiplied by the number of shares of Common Stock into which a share of Series A Preferred Stock could be converted in accordance with Section 6 (but, for purposes of this clause (B), without taking into account any limitations or restrictions on the convertibility of the shares of Series A Preferred Stock and without taking into account any adjustment to the Conversion Ratio pursuant to Section 6(g)), in each case measured as of the date on which the Corporation delivers a Call Notice, or the last Trading Day immediately prior to such date, pursuant to this Section 4(c).

(ii) The Corporation may exercise its option pursuant to this Section 4(c) by delivering notice of such exercise (a “Call Notice”) to each holder of Series A Preferred Stock at such holder’s address as it shall appear in the records of the Corporation or such other address as such holder shall specify to the Corporation in writing from time to time, stating (i) the date of redemption (the “Redemption Date”), which shall be a Business Day that is no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is sent, or such later date as may be necessary to comply with the requirements of applicable law including the Exchange Act, and (ii) the estimated Call Price, (iii) the place or places where certificates for such shares of Series A Preferred Stock are to be surrendered for payment, and (iv) that dividends on shares of Series A Preferred Stock shall cease to accrue on the Redemption Date.

(iii) Redemption pursuant to this Section 4(c) shall become effective on the Redemption Date. On or before the applicable Redemption Date, each holder of outstanding shares of Series A Preferred Stock shall surrender the certificate or certificates representing such shares (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) to the Corporation at the place or places specified in the Call Notice, and upon receipt thereof by the Corporation the aggregate Call Price for such redeemed shares shall be immediately due and payable in cash to

9

the record holder of the shares of Series A Preferred Stock being redeemed. If a Call Notice has been delivered in accordance with Section 4(c)(ii) and if the funds necessary for redemption have been paid to, or set aside by the Corporation for payment to, the holders of Series A Preferred Stock, then from and after the redemption date, whether or not a holder has surrendered its certificate or certificates representing its shares (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation), distributions will cease to accrue on the Series A Preferred Stock, the Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of Series A Preferred Stock as holders thereof will terminate, except the right to receive the aggregate Call Price for the shares of Series A Preferred Stock held by each such holder.

Section 5. Liquidation Rights.

(a) Liquidation Payment. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, then out of the assets of the Corporation before any distribution or payment to the holders of Junior Stock (as to dividends or upon liquidation, dissolution or winding up), the holders of the Series A Preferred Stock shall be entitled to be paid, in respect of each share of Series A Preferred Stock, the greater of (i) the Liquidation Preference, plus accrued and unpaid dividends whether or not declared, if any, (or a pro rata portion thereof with respect to fractional shares), to the date of final distribution and (ii) the amount that such holder would have been entitled to receive in respect of the Common Shares into which such share of Series A Preferred Stock could have been converted assuming that, immediately prior to such event of liquidation, dissolution or winding up of the Corporation, all holders of Series A Preferred Stock had, pursuant to, and in accordance with, Section 6, converted all shares of Series A Preferred Stock into shares of Common Stock (without taking into account any limitations or restrictions on the convertibility of the shares of Series A Preferred Stock). Except as provided in this Section 5(a), the holders of the Series A Preferred Stock shall be entitled to no other or further distribution in connection with such liquidation, dissolution or winding up.

(b) Pro Rata Distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Series A Preferred Stock and the Parity Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to the holders of the Series A Preferred Stock and the Parity Stock shall be distributed among and paid to the holders of the Series A Preferred Stock and the Parity Stock, ratably in proportion to the respective amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

Section 6. Conversion.

(a) Conversion by the Holders of Series A Preferred Stock. Pursuant to, and in accordance with, the provisions of this Section 6, a holder of Series A Preferred Stock shall have the right, at such holder’s option at any time following the approval by the requisite holders of Common Stock of the conversion rights set forth in this Section 6, as obtained in accordance with the applicable rules of the NASDAQ (such conversion rights, the “Preferred Stock

10

Conversion Rights” and the requisite approval by the holders of the Common Stock of the Preferred Stock Conversion Rights, the “Stockholder Approval”), to convert all or a portion of such shares into the number of fully paid and non-assessable shares of Common Stock obtained by multiplying the number of shares of Series A Preferred Stock being converted by the Conversion Ratio (as in effect at the time of such conversion) by surrendering such Series A Preferred Stock to be converted; provided, that, if the Conversion Ratio has been adjusted pursuant to Section 6(g) prior to conversion pursuant to this Section 6(a), then the Company may elect in its sole discretion to convert such shares using the Conversion Ratio that would apply if such adjustment did not occur, and pay cash in lieu of the additional shares of Common Stock that would otherwise have been received by the holder upon such conversion if the actual Conversion Ratio had been used. Such surrender shall be made in accordance with Section 6(c). The “Conversion Ratio” with respect to any share of Series A Preferred Stock shall initially be equal to ten (10) shares of Common Stock per share of Series A Preferred Stock, subject to adjustment as set forth herein.

(b) Conversion by the Corporation. The Corporation shall have the right at any time following the Stockholder Approval of the Preferred Stock Conversion Rights to convert all shares of Series A Preferred Stock into the number of fully paid and non-assessable shares of Common Stock obtained by multiplying the number of shares of Series A Preferred Stock being converted by the Conversion Ratio (as in effect at the time of such conversion) by providing notice of such conversion to the record holders of the Preferred Stock; provided, that, if the Conversion Ratio has been adjusted pursuant to Section 6(g) prior to conversion pursuant to this Section 6(b), then the Company may elect in its sole discretion to convert such shares using the Conversion Ratio that would apply if such adjustment did not occur, and pay cash in lieu of the additional shares of Common Stock that would otherwise have been received by the holder upon such conversion if the actual Conversion Ratio had been used.

(c) Manner of Conversion.

(i) In order to convert a share of Series A Preferred Stock pursuant to Section 6(a), the holder of such share to be converted shall surrender to the Corporation the certificate representing such share, duly endorsed or assigned to the Corporation or in blank (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation), accompanied by written notice to the Corporation (in the case of conversion pursuant to Section 6(a)) that the holder thereof elects to convert such Series A Preferred Stock.

(ii) Until a holder of a share of Series A Preferred Stock converted pursuant to Section 6(b) surrenders to the Corporation the certificate that represented such share of Series A Preferred Stock, duly endorsed or assigned to the Corporation or in blank (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation), the certificate that represented such share of Series A Preferred Stock shall represent the number of shares of Common Stock into which such share of Series A Preferred Stock was converted.

11

(iii) Unless the shares of Common Stock issuable on conversion are to be issued in the same name as the name in which such Series A Preferred Stock are registered, each share of Series A Preferred Stock surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

(iv) As promptly as practicable after the surrender of certificates of Series A Preferred Stock in accordance with Section 6(c)(i), the Corporation shall issue and shall deliver at such office to such holder, or on such holder’s written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Series A Preferred Stock in accordance with the provisions of this Section 6, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (e) of this Section 6.

(v) Each conversion pursuant to Section 6(a) shall be deemed to have been effected immediately prior to the close of business on the date on which certificates for the Series A Preferred Stock (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation) have been surrendered and such notice received by the Corporation in the manner required hereby (the “Conversion Date”). Each conversion pursuant to Section 6(b) shall be deemed to have been effected immediately prior to the close of business on the date on which the Corporation delivers notice of such conversion to the holders of the Series A Preferred Stock. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon any such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at the time on the date such conversion is deemed to have been effected and such conversion shall be at the Conversion Ratio in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such conversion shall have been deemed to have been effected and such person or persons shall be deemed to have become the holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Ratio in effect on the date on which such conversion would have been effective if the stock transfer books of the Corporation had not been closed.

(d) Accrued Dividends. Upon the conversion of each share of Series A Preferred Stock and contemporaneously with the deliveries contemplated by Section 6(c)(iv), the Corporation shall pay to the holder of such share all accrued but unpaid dividends earned in respect of such share, such payment to be, at the election of the Corporation, either in cash (by wire transfer of immediately available funds) or by the issuance of the number of additional shares of Common Stock into which a number of shares of Series A Preferred Stock with a Liquidation Preference equal to the amount of such accrued but unpaid dividends could then have been converted; provided, however, that such payment shall be in cash if TPG and its affiliates would Beneficially Own in excess of forty-nine percent (49%) of the Common Stock issued and outstanding immediately after such payment if such payment were made through the issuance of additional shares of Common Stock.

12

(e) Fractional Shares. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of Series A Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash equal to the trailing five (5) day average closing price of a share of Common Stock on the NASDAQ (the “Current Common Stock Market Price”), measured as of the date immediately preceding the date of conversion. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the share holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series A Preferred Stock so surrendered.

(f) Adjustment of Conversion Ratio. The Conversion Ratio shall be adjusted from time to time as follows:

(i) If the Corporation shall, while any shares of Series A Preferred Stock are outstanding, (A) pay a dividend or make a distribution with respect to its capital stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Ratio in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or distribution (in the case of the foregoing clause (A)), or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective (in the cases of the foregoing clauses (B), (C) and (D)), shall be adjusted and shall become effective immediately so that the holder of any Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series A Preferred Stock been converted immediately prior to the record date (in the case of the foregoing clause (A)) or the effective date (in the cases of the foregoing clauses (B), (C) and (D)).

(ii) If the Corporation shall, while any shares of Series A Preferred Stock are outstanding, issue rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the Current Common Stock Market Price, measured as of the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Ratio in effect at the opening of business on the day next following such record date shall be adjusted to equal the ratio determined by dividing (A) the Conversion Ratio in effect immediately prior to the opening of business on the day immediately following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (I) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination plus (II) the number of shares of Common Stock that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Common Stock would purchase at such Current Common Stock Market Price, and the denominator of which shall be the sum of (X) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (Y) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day immediately following such record date. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at a per share price that is less than such Current Common Stock Market Price, all

13

consideration received by the Corporation upon issuance and upon exercise of such rights or warrants shall be taken into account, the value of such consideration, if in a form other than cash, to be determined by the Board of Directors in the reasonable exercise of their business judgment.

(g) Additional Adjustment of Conversion Ratio and Liquidation Preference. In the event that any of the Series A Preferred Stock remains outstanding on the one hundred eightieth (180th) day after the Issue Date, then, each of the Conversion Ratio and Liquidation Preference shall immediately be adjusted, such that, immediately following such adjustment, each of the Conversion Ratio and the Liquidation Preference, as adjusted, is equal to the product of one hundred and ten percent (110%) multiplied by the amount of the Conversion Ratio and the Liquidation Preference, respectively, in effect immediately prior to such adjustment.

(h) Notice of Adjustment of Conversion Ratio. Whenever the Conversion Ratio is adjusted as herein provided, the Corporation shall prepare a notice of such adjustment of the Conversion Ratio setting forth the adjusted Conversion Ratio and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Ratio to the holders of the Series A Preferred Stock at such holders’ last address as shown on the stock records of the Corporation.

(i) Other Adjustments to Conversion Ratio. In the event the Corporation takes any action that affects the Common Stock in a manner that could materially adversely affect the conversion rights of the holders of the Series A Preferred Stock or the value of such conversion rights (which action is not otherwise contemplated by this Section 6), the Conversion Ratio for the Series A Preferred Stock shall promptly be adjusted, to the extent permitted by law, as the Board of Directors, in the exercise of its reasonable business judgment, shall determine to be equitable in the circumstances.

(j) Reservation, Validity, Listing and Securities Law Compliance With Respect to Shares of Common Stock.

(i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series A Preferred Stock not therefore converted.

(ii) The Corporation covenants that any shares of Common Stock issued upon the conversion of the Series A Preferred Stock shall be validly issued, fully paid and non-assessable.

(iii) The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series A Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

(iv) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.

14

(k) Transfer Taxes. The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of the Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the holder of the Series A Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

Section 7. No Reissuance. All shares of Series A Preferred Stock that have been issued and reacquired in any manner by the Corporation (including, without limitation, shares of Series A Preferred Stock which have been surrendered for conversion) shall be returned to the status of authorized but unissued shares of Series A Preferred Stock and shall not be re-issued as Series A Preferred Stock or transferred by the Corporation without the written consent of TPG (regardless of whether TPG or any of its affiliates owns any shares of Series A Preferred Stock); provided, however, that the Corporation may, at any time, reclassify such shares of Series A Preferred Stock as Common Stock or another series of Preferred Stock without the consent of TPG.

Section 8. Stockholder Rights Plans. If the Corporation has a stockholders rights plan in effect with respect to the Common Stock on the Conversion Date, upon conversion of any shares of the Series A Preferred Stock, holders of such shares shall receive, in addition to the shares of Common Stock, the rights under the stockholders rights plan relating to such Common Stock, unless, prior to the Conversion Date, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur being the “Trigger Event”), in either of which cases the Conversion Ratio shall be adjusted, effective automatically at the time of such Trigger Event, as if the Corporation had made a distribution of such rights to all holders of the Common Stock as described in Section 6(f)(ii), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Corporation for shares of Common Stock, the Conversion Ratio shall be appropriately readjusted as if such stockholders rights had not been issued, but the Corporation had instead issued the shares of Common Stock issued upon such exchange as a dividend or distribution of shares of Common Stock to which Section 6(f)(i) would apply. In addition, notwithstanding the foregoing, to the extent that the stockholders rights plan in effect with respect to the Common Stock on the Conversion Date granted substantially equivalent rights to the Series A Preferred Stock, then the Conversion Ratio shall not be adjusted pursuant to this Section 8 for such stockholders rights plan.

Section 9. Amendment. Subject to Section 3, this Certificate of Designation of the Series A Contingent Convertible Preferred Stock as in effect from time to time may be amended as provided by the General Corporation Law of the State of Delaware.

15

IN WITNESS WHEREOF, AV HOMES, INC. has caused this certificate to be signed in its name and on its behalf by its President and witnessed by its Secretary on June    , 2013.

AV HOMES, INC.

By:
Name:	Roger A. Cregg
Title:	President & CEO

WITNESS

By:
Name:	Dave M. Gomez
Title:	Executive Vice President, General
Counsel & Secretary

16

Exhibit D

Q1 2013 Financial Statements

Incorporated by reference to Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, as filed with the Securities and Exchange Commission on May 8, 2013.